UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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WGL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Dear Fellow Shareholders:

This was an important year for our company. We made significant strides in unifying our business segments under one brand —WGL— in support of achieving our vision. We also accomplished several key financial, operational and market performance objectives which position the company for sustainable growth and long-term success.

Our 2013 performance highlights include:

•

37th consecutive year of dividend increases in the company’s 162-year payment history.

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Top-tier credit ratings.

•

The addition of more than 12,000 utility customers, nearly an 11% improvement over additions in the prior fiscal year.

•

Commercial solar business development activities in excess of $100 million annually.

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A total installed solar capacity of 32 megawatts, a 150% increase over 2012.

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A $68 million investment commitment in Constitution Pipeline, bringing inexpensive Marcellus natural gas to market.

•

Received a 2013 Mayor’s Sustainability Award from the District of Columbia Department of the Environment.

•

Achieved LEED Gold certification for our Springfield Center.

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Decreased emissions from our utility gas delivery operations by 5,743 metric tons and utility fleet emissions by 300 metric tons.

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More than 11,000 employee volunteer hours.

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Celebrated the 30th anniversary of our Washington Area Fuel Fund, raising $800,000 this year to provide energy assistance to more than 7,000 residents.

2013 was certainly a year of progress in pursuit of our vision—to be the preferred source of clean and efficient energy solutions that produce value for our customers, investors and communities.

Today, with activities in more than 25 states, hundreds of millions of dollars invested in clean energy solutions and infrastructure, and a growing customer base across a diversified energy portfolio, we have emerged as a trusted source for energy answers.

For more than 165 years, our customers have counted on us. What began as a mission to light our nation’s capital has now become a vision to power our nation’s future with clean energy.

We realize this vision through:

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Balancing financial, environmental and social considerations across all business segments.

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Advocating values of diversity, innovation, service, sustainability and performance.

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Exemplifying our unique, relevant and vital market position in everything we do.

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Focusing on growth, the sustainability of our business and solutions we offer based on stakeholder needs and preferences.

•

Targeting top quartile performance and attractive financial returns for our shareholders.

Every day, we’re working to find better uses of nature’s resources and making clean energy more widely available for the benefit of customers, communities and the environment.

Our vision is about promoting cleaner and more efficient energy solutions, answering energy questions, and building a stronger, safer and more sustainable future.

This is what we do…what we deliver. It is both our history and our future.

We Are WGL. The “Energy Answers” Company.

With best regards,

Terry D. McCallister
Chairman and Chief Executive Officer

WGL Holdings, Inc.

101 Constitution Ave., N.W.

Washington, D.C. 20080

Notice of Annual Meeting of Shareholders

Thursday, March 6, 2014

10:00 a.m., Eastern Time

National Press Club, 529 14th St., N.W.; Washington, D.C. 20045

The annual meeting of shareholders of WGL Holdings, Inc. will be held at the National Press Club, 529 14th St., N.W.; Washington, D.C. 20045 on Thursday, March 6, 2014 at 10:00 a.m., Eastern Time, for the following purposes, as more fully set forth in the attached proxy statement:

(1)

To elect the nine directors nominated by our Board of Directors and named in this proxy statement;

(2)

To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers;

(3)

To ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2014; and

(4)

To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

Only holders of record of the common stock of WGL Holdings, Inc. at the close of business on January 6, 2014, the record date fixed by the board of directors, will be entitled to vote on each matter submitted to a vote of shareholders at the meeting. To assure your representation at the annual meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

Any shareholder of record attending the annual meeting may vote in person, even if she or he has voted over the Internet, by telephone or returned a completed proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a valid form issued in your name from that record holder. Each holder of common stock is entitled to one vote for each share of stock standing in the name of the holder on the records of WGL Holdings, Inc. at the close of business on January 6, 2014.

January 23, 2014

By order of the board of directors,
Arden T. Phillips
Corporate Secretary and Governance Officer

IMPORTANT NOTICE

AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-690-6903. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU MAY COMPLETE, SIGN AND RETURN BY MAIL.

ADMISSION TO MEETING

Admission to the annual meeting will be limited to persons who: (a) are listed on WGL Holdings, Inc.’s records as shareholders as of January 6, 2014 (the “record date”), or (b) bring documentation to the meeting that demonstrates their beneficial ownership of WGL Holdings, Inc. common stock through a broker, bank or other nominee as of the record date.

Table of Contents

INFORMATION REGARDING THE ANNUAL MEETING	1
PROPOSAL 1	ELECTION OF DIRECTORS	1
CRITERIA FOR SELECTION OF BOARD OF DIRECTOR NOMINEES	5
Shareholder Nominations	5
CORPORATE GOVERNANCE	6
Governance Practices	6
Board Leadership Structure	6
Lead Director	7
Board Oversight of Risk	7
Executive Committee	8
Audit Committee	8
Governance Committee	8
Human Resources Committee	8
Human Resources Committee Interlocks and Insider Participation	9
Director Independence and Retirement Age	9
Policies and Procedures for Review, Approval or Ratification of Related-Person Transactions	10
No Material Related Person Transactions During Fiscal Year 2013	10
Communications with the Board	10
DIRECTOR COMPENSATION	10
Director Annual Retainer and Meeting Fees	10
Non-Employee Director Compensation	12
Director Deferred Compensation Plan	12
Directors’ Stock Compensation Plan	12
Director Retirement Plan	13
Donations to Civic Organizations and Charities	13
Board of Directors Stock Ownership Guidelines	13
Security Ownership of Management and Certain Beneficial Owners	13
Section 16(a) Beneficial Ownership Reporting Compliance	14
HUMAN RESOURCES COMMITTEE REPORT	14
COMPENSATION DISCUSSION AND ANALYSIS	15

COMPENSATION OF EXECUTIVE OFFICERS	26
Realized Long-Term Incentive Payouts	27
Summary Compensation Table	28
Grants of Plan-Based Awards in Fiscal Year 2013	30
Outstanding Equity Awards at Fiscal 2013 Year-End	32
Option Exercises and Stock Vested in Fiscal Year 2013	33
Non-Qualified Deferred Compensation	33
Pension and Other Retirement Benefits	34
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	36
Change in Control Severance Plan for Certain Executives	36
Incremental Payments Due to Change-In-Control	38
Incremental Payments Due to Other Terminations	39
EQUITY COMPENSATION PLAN INFORMATION	39
PROPOSAL 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION	40
AUDIT COMMITTEE REPORT	41
FISCAL YEARS 2013 AND 2012 AUDIT FIRM FEE SUMMARY	42
Services Provided by Deloitte & Touche LLP	42
Pre-approval policy for audit and non-audit services	42
PROPOSAL 3	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	43
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	43
OTHER MATTERS	47
Shareholder Proposals For the Next Annual Meeting	47

Proxy Statement

January 23, 2014

INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is provided in connection with a solicitation of proxies by the board of directors of WGL Holdings, Inc. to be used at the annual meeting of shareholders to be held on Thursday, March 6, 2014 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The annual meeting will be held at the National Press Club, 529 14th St., N.W.; Washington, D.C. 20045. This proxy statement is first being provided to our shareholders on or about January 23, 2014. Throughout this proxy statement, “WGL Holdings,” “the company,” “we,” “our” or “us” are intended to refer to WGL Holdings, Inc. and its consolidated subsidiaries, unless specifically indicated otherwise.

You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return your proxy card or follow the instructions below to submit your proxy vote by telephone or over the Internet. If you did not receive a printed copy of these materials by mail and are accessing them via the Internet, you may follow the instructions under the heading, “Questions and Answers About the Annual Meeting” beginning on page 43 of this proxy statement to submit your proxy vote via the Internet or by telephone. Also, other information about voting is provided later in this proxy statement under the heading, “Questions and Answers About the Annual Meeting”.

PROPOSAL 1    ELECTION OF DIRECTORS

At the annual meeting, nine directors are to be elected. All of the nominees are presently members of the Board of Directors. Each nominee will be elected to serve until our next annual meeting of shareholders.

It is the intention of the proxyholders to vote proxies for the election of the nominees named below, unless such authority is withheld. We do not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, the proxies received for that nominee will be voted for another nominee or other nominees, to be selected by the Board of Directors in their discretion.

The Board of Directors recommends a vote “FOR” the election of each of the following nominees:

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Michael D. Barnes, age 70, is a Senior Fellow at the Center for International Policy in Washington, DC. He was previously Senior Of Counsel to the law firm of Covington & Burling LLP from 2007 through December 2010. He was President of The Brady Campaign and Brady Center to Prevent Gun Violence from 2000 through June 2006. He was previously a partner in the law firm of Hogan & Hartson LLP (now Hogan Lovells, LLP). Mr. Barnes was United States Representative from Maryland’s 8th Congressional District from 1979 to 1987. In January 2013, he was appointed to the Board of the Office of Congressional Ethics by Speaker John Boehner and Minority Leader Nancy Pelosi. He has previously served as a director of the Metropolitan Washington Airports Authority, as a director of the Washington Metropolitan Area Transit Authority and Chairman of the Washington Suburban Transit Commission, appointed by the Governor of the State of Maryland.

Mr. Barnes has been a director of Washington Gas Light Company since 1991, a director of WGL Holdings since November 2000 and serves as Chairman of the Governance Committee. As Chairman of the Governance Committee, Mr. Barnes also serves as Lead Director for the Board of Directors. Mr. Barnes has a B.A. degree from the University of North Carolina and a J.D. degree with Honors from George Washington University.

Particular experience, attributes or skills that qualify candidate for board membership:

With over thirty-five years of legal experience and affiliations with a diverse array of business, political and philanthropic organizations in the Washington, D.C. metropolitan area, Mr. Barnes brings immense insight to the board of directors. Mr. Barnes’ legal expertise contributes to his skills in the areas of risk management, compliance and internal controls. In addition, through his extensive involvement in civic, community and charitable activities, Mr. Barnes has gained additional strategic planning and corporate governance experience.

As a former member of the U.S. House of Representatives and a former Commissioner of the Maryland Public Service Commission, Mr. Barnes provides unique insight with respect to regulatory and public policy matters, both of which strengthen the board’s collective knowledge, capabilities and experience.

George P. Clancy, Jr., age 70, is a retired Executive Vice President and Mid-Atlantic Region Market President of Chevy Chase Bank, a division of Capital One, N.A. (1995-2010). Mr. Clancy has extensive experience in banking which includes serving as President and Chief Operating Officer of The Riggs National Corporation (1985-1986) and President and Chief Executive Officer of Signet Bank, N.A. (1988-1995). Mr. Clancy is a member of the board of directors of Catholic Charities of the Archdiocese of Washington. Mr. Clancy is also on the board of directors of ASB Capital Management, Inc., Chevy Chase Trust Company, Saul Centers, Inc. and the Mary and Daniel Loughran Foundation. He also is on the Executive Committee of the Washington D.C. Police Foundation.

Mr. Clancy has been a director of Washington Gas Light Company and a director of WGL Holdings since December 2000. Mr. Clancy has a B.A. degree in English from the University of Maryland and an M.B.A. degree from Loyola University.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Clancy’s considerable senior executive level experience in business and management, including in strategic planning, capital and financial markets, accounting and financial reporting, credit markets and risk assessment make him an important advisor to the board and company.

Mr. Clancy’s financial expertise and extensive experience in assessing and managing investments enable him to serve meaningfully and effectively on our board. His skills are a vital asset to our board of directors at a time when accurate and transparent accounting and sound financial footing and exemplary governance practices are essential.

James W. Dyke, Jr., age 67, retired on March 31, 2013 after 20 years as a partner in the Virginia law firm of McGuire Woods LLP, where he specialized in corporate, education, voting rights, government relations and municipal law. On April 8, 2013, he became a Senior Advisor to McGuire Woods Consulting LLC. In addition to his legal career, Mr. Dyke has extensive professional experience in government and public relations. Among other appointments, he served as Secretary of Education for the Commonwealth of Virginia from 1990 to 1993 and as Domestic Policy Advisor to former Vice President Walter Mondale. Mr. Dyke has assumed leadership positions in several business and community organizations, including serving as former Chairman of the Fairfax County, Virginia, Chamber of Commerce, the Northern Virginia Business Roundtable and the Emerging Business Forum. During 2010, Mr. Dyke was also Chair of the Greater Washington Board of Trade and he is a member of the board of directors of the Washington Metropolitan Area Transit Authority (WMATA).

Mr. Dyke has been a director of Washington Gas Light Company and of WGL Holdings since September 2003. Mr. Dyke has B.A. and J.D. degrees from Howard University. In addition, he holds honorary degrees from St. Paul’s College, Virginia State University, the University of Richmond, Randolph-Macon College and the Northern Virginia Community College.

Particular experience, attributes or skills that qualify candidate for board membership:

With over thirty-five years of legal experience and deep-rooted affiliations with a diverse array of business and philanthropic organizations in the Washington, D.C. metropolitan area, Mr. Dyke brings immense insight to the board of directors. Mr. Dyke’s legal expertise contributes to his skills in the areas of risk management, compliance, internal controls, government oversight, legislative and administrative issues, and general corporate transactions. In addition, through his extensive involvement in civic, community and charitable activities, Mr. Dyke has gained additional strategic planning and corporate governance insights.

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Mr. Dyke also lives and works in the company’s operating territory and has held leadership positions with several local non-profit organizations and, therefore, has significant community ties within the region.

Melvyn J. Estrin, age 71, is Chairman of the Board and Chief Executive Officer of Human Service Group, Inc. trading as Estrin International (1983-present) and is Chief Executive Officer of University Research Co., LLC. Mr. Estrin is a director of ChemLink, LLC and Armed Forces Lodging LLC. Mr. Estrin has served as Chairman and Chief Executive Officer of two Fortune 500 companies and has been a principal in numerous business enterprises. Mr. Estrin was a principal shareholder, director and member of the Executive Committee of MNC Financial Corp. Mr. Estrin is a Trustee Emeritus of the John F. Kennedy Center for the Performing Arts and is on the Board of Counselors and Board of Directors of Layalina Productions. Mr. Estrin was a Commissioner of the National Capital Planning Commission (Jan. 1997-Dec. 2000). He also served as a Trustee of the University of Pennsylvania (Oct. 1986-1991).

Mr. Estrin has been a director of Washington Gas Light Company since 1991, a director of WGL Holdings since November 2000 and serves as Chairman of the Human Resources Committee. Mr. Estrin has a B.A. degree in Economics from the University of Pennsylvania (Wharton) and an M.B.A. degree from American University.

Particular experience, attributes or skills that qualify candidate for board membership:

With more than thirty-five years of experience as a chief executive officer of various companies, Mr. Estrin brings key senior management and operational experience to our board of directors. He also brings a deep understanding of operations and strategy with an added layer of risk management experience that is an important aspect of the make up of our board of directors.

In addition, his experience as a senior executive of two Fortune 500 and New York Stock Exchange listed companies demonstrates his leadership capability and extensive knowledge of complex financial and operational issues that public companies face.

Nancy C. Floyd, age 59, is the founder and managing director of Nth Power, a San Francisco based venture capital firm focused on advanced energy technologies, energy efficiency and sustainability. Nth Power has invested $420 million in 55 companies. Ms. Floyd has served on the boards of the American Council on Renewable Energy and the Center for Resource Solutions. She is an active member of Environmental Entrepreneurs (E2), a national community of individual business leaders who advocate sound environmental policy while building economic prosperity. Prior to founding Nth Power, Floyd launched two high-growth energy and telecommunications companies: NFC Energy Corporation in 1982, an early wind development company, and PacTel Spectrum Services in 1985, both of which were successfully sold. She has also worked on energy and telecommunications issues for the chairman of the Vermont Public Service Board. Ms. Floyd has a B.A. degree in Government from Franklin and Marshall College and an M.A. degree in Political Science from the Rutgers University Eagleton Institute of Politics.

Ms. Floyd has been a director of Washington Gas Light Company and of WGL Holdings since June 2011.

Particular experience, attributes or skills that qualify candidate for board membership:

Ms. Floyd brings many years of key senior management and strategic experience to our board of directors. She brings a deep understanding of energy efficiency and renewable energy applications.

Additionally, her risk management experience and comprehensive knowledge of many aspects of the energy industry provides our board of directors with a valuable perspective. As a result of her past work with the Vermont Public Service Board, Ms. Floyd can provide important insight with respect to regulatory and policy matters relevant to public utilities which enhances the board’s overall knowledge and experience.

Linda R. Gooden, age 60, retired in 2013 as Executive Vice President of Lockheed Martin Corp.’s Information Systems & Global Solutions, a $9 billion business with 30,000 employees that provide integrated information technology solutions, systems and services globally for civil, defense, intelligence and other government customers.

Ms. Gooden has been inducted into the prestigious Career Communications Hall of Fame. She has been named one of Fortune’s 50 Most Powerful Women in Business for three consecutive years and one of the 100 Most Powerful Executives in Corporate America by Black Enterprise magazine in 2009. In 2010, Ms. Gooden was appointed by U.S. President Barack Obama to the National Security Telecommunications Advisory Committee.

Ms. Gooden serves on the boards of: the Eisenhower Fellowships Board of Trustees; the Armed Forces Communications and Electronics Association (AFCEA) International; TechAmerica; the University Systems of Maryland Board of Regents; and Automatic Data Processing (ADP), Inc. Ms. Gooden has a B.A. degree in Computer Science from Youngstown State and a B.A. degree in Business Administration from the University of Maryland. She also has an M.B.A. degree in Business Administration from the University of Maryland.

Ms. Gooden has been a director of WGL Holdings and Washington Gas since April 1, 2013.

Particular experience, attributes or skills that qualify candidate for board membership:

Ms. Gooden’s experience as a senior executive officer of a Fortune 100 company demonstrates her leadership capability and general business acumen. Ms. Gooden provides our board with extensive experience in operations, strategic planning and corporate finance. In addition to her deep understanding of operations and strategy, she also has sophisticated risk management, cyber-security and information technology experience that is extremely valuable to the decision-making processes of the board of directors. Her experience also demonstrates Ms. Gooden’s extensive knowledge of governance and complex financial issues that public companies face.

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James F. Lafond, age 71, is a retired Area Managing partner for the greater Washington, D.C. area for PricewaterhouseCoopers LLP. He is a retired certified public accountant with extensive experience serving in leadership positions with PricewaterhouseCoopers and with its predecessor, Coopers & Lybrand LLP. He has been active in several civic and non-profit organizations, including chairmanship of the INOVA Health System Foundation and the Washington Performing Arts Society. Among other recognitions, he has received the Lifetime Achievement Award from the Leukemia and Lymphoma Society. He is currently a director of VSE Corporation as well as not-for-profit entities.

Mr. Lafond has been a director of Washington Gas Light Company and of WGL Holdings since September 2003. Mr. Lafond has a B.S. degree in Accounting and an M.B.A. degree from American International College. Mr. Lafond also has completed the Executive Development program at Dartmouth College.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Lafond brings many years of audit experience and financial accounting knowledge that is critical to our board of directors. Mr. Lafond’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective makes him an invaluable asset to our board of directors.

Mr. Lafond has expertise in risk management processes through his experience as Area Managing Partner for PricewaterhouseCoopers LLP and as an engagement partner for entities in various industries.

Additionally, his experience as a member of the nominating and corporate governance committee and chair of the audit committee of the board of another public company allows him to provide particular governance insight to our board.

Debra L. Lee, age 59, is Chairman and Chief Executive Officer of BET Networks, a global multi-media company which owns and operates Black Entertainment Television and several other ventures. BET Networks is a division of Viacom, Inc. Ms. Lee previously was Executive Vice President and General Counsel of BET Holdings (1992-1995), President and Chief Operating Officer (1995-May 2005), President and Chief Executive Officer (June 2005-January 2006), and was elected to her present position in January 2006. Ms. Lee serves on the boards of the Alvin Ailey American Dance Theater and the Paley Center. Ms. Lee is also on the board of directors of Marriott International, Inc. and Revlon, Inc.

Ms. Lee has been a director of Washington Gas Light Company since July 2000 and a director of WGL Holdings since November 2000. Ms. Lee has a B.A. degree in Political Science from Brown University, a J.D. degree from the Harvard Law School and an M.P.P. from the Harvard University John F. Kennedy School of Government.

Particular experience, attributes or skills that qualify candidate for board membership:

Ms. Lee’s experience as a chief executive officer of a major media and entertainment company demonstrates her leadership capability and general business acumen. Ms. Lee provides our board with extensive experience in operations, strategic planning, corporate finance and consumer marketing.

Ms. Lee’s experience on the board of directors of a variety of publicly held companies also demonstrates her knowledge of complex financial and operational issues that public companies face.

Additionally, Ms. Lee’s legal expertise contributes to her skills in the areas of risk management, compliance and internal controls. Also, through her involvement in civic, community and charitable activities, Ms. Lee has gained additional strategic planning and corporate governance insights.

Terry D. McCallister, age 58, is Chairman and Chief Executive Officer of WGL Holdings and of Washington Gas Light Company, positions he has held since October 1, 2009. Mr. McCallister previously served as President and Chief Operating Officer of WGL Holdings and Washington Gas Light Company (2001-2009); Mr. McCallister joined Washington Gas Light Company in April 2000 as Vice President of Operations. He was previously with Southern Natural Gas, where he served as Vice President and Director of Operations and with Atlantic Richfield Company, where he held various leadership positions. Mr. McCallister serves on the Board of Directors of the American Gas Association. He is a past Chairman of the Board of Directors of the Southern Gas Association and is currently Chairman of the Board of Directors of the Gas Technology Institute. He also serves on the boards of several business and community organizations, including, among others, the Greater Washington Board of Trade, the Federal City Council, the Alliance to Save Energy, the Smithsonian National Zoo, the National Symphony Orchestra and the INOVA Health System Foundation. Mr. McCallister has a B.S. degree in Engineering Management from the University of Missouri-Rolla and is a graduate of the University of Virginia’s Darden School of Business Executive Program.

Particular experience, attributes or skills that qualify candidate for board membership:

With over thirty years of energy industry experience at several levels of management, Mr. McCallister is well positioned to lead our management team and provide essential insight and guidance to the board of directors on the day-to-day operations of the company. Mr. McCallister’s extensive energy experience and comprehensive understanding of many aspects of the natural gas industry provides our board of directors with crucial insight.

Mr. McCallister serves a key leadership role on the company’s board and provides the board with in-depth knowledge of each area of our business, the energy industry generally, and the company’s challenges and opportunities. Mr. McCallister’s leadership roles in key industry organizations provides a unique opportunity to help shape the environment in which the company can be successful. Mr. McCallister’s service on the boards of local non-profit and charitable organizations provides an important connection between our company and the communities we serve.

In addition, through his extensive involvement in civic, community and charitable activities, Mr. McCallister has gained additional strategic planning and corporate governance insights.

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CRITERIA FOR SELECTION OF BOARD OF DIRECTOR NOMINEES

The Governance Committee of the Board of Directors is responsible for identifying nominees for election as directors. The Governance Committee may consider nominees suggested by several sources, including outside search firms, incumbent board members and shareholders.

As provided in its charter, the Governance Committee will seek candidates having experience and abilities relevant to serving as a director of the company and who will represent the best interests of shareholders as a whole, and not any specific interest group or constituency. The Governance Committee, with recommendations and input from the Chairman of the Board and other directors, evaluates the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our corporate governance guidelines. In evaluating the qualifications of director nominees, the Governance Committee considers factors, including, but not limited to, the following:

Commitment. Directors should be able to contribute the time necessary to be actively involved on the Board and its decision-making and should be able and willing to prepare for and attend required meetings.

Diversity. Though the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, directors should be selected so that the board of directors is a diverse body. The Board considers the term “diversity” to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity as well as differences in race, gender and ethnicity.

Experience. Directors should be or have been in leadership positions in their field of endeavor and have a record of excellence in that field.

Independence. Directors should neither have, nor appear to have, a conflict of interest that would impair his or her ability to represent the interests of all the company’s shareholders and other stakeholders and to fulfill the responsibilities of a director.

Integrity. Directors should have a reputation of integrity and be of the highest ethical character.

Judgment. Directors should have the ability to exercise sound business judgment on a large number of matters.

Knowledge. Directors should have a firm understanding of our operations, business strategy, and corporate governance.

Skills. Directors should be selected so that the board of directors has an appropriate mix of skills in core areas such as: accounting, compensation, finance, government relations, law, management, risk oversight and strategic planning.

The Board may take into account other factors that are relevant to the success of a publicly traded utility company in addition to those listed above such as the current composition of the Board, the operating requirements of the company, and the long-term interests of shareholders and other stakeholders in evaluating director nominees. As part of the annual nomination process, the Governance Committee reviews the qualifications of each board nominee, including currently serving board members and reports its findings to the Board. On September 19, 2013, the Governance Committee determined that each Board member satisfied the criteria described above and advised the Board on September 25, 2013 that each of the director nominees listed under, “Proposal 1 Election of Directors” was qualified to serve on the board.

Diversity

As indicated above, the director qualification standards of our corporate governance guidelines include a consideration of diversity in the evaluation of candidates for board membership. The Governance Committee discusses diversity considerations in connection with potential director nominees, as well as on a periodic basis in connection with the current composition of the board as a whole. The Board conducted a self-evaluation during 2013 and concluded that its efforts to achieve board membership diversity had been effective. Currently, three out of nine directors are African-American, three out of nine directors are women, and all of the board members as a whole represent a diverse array of viewpoints, experience, education, skills and other attributes that contribute to board heterogeneity and effectiveness in overseeing the direction of the company.

Shareholder Nominations

The Governance Committee will consider board nominees recommended by shareholders. Those recommendations should be sent in writing to the Chair of the Governance Committee, c/o the Corporate Secretary of WGL Holdings, Inc.; 101 Constitution Ave., N.W.; Washington D.C. 20080. The recommendation must identify the writer as a shareholder of the company and provide sufficient detail for the Governance Committee to consider the recommended individual’s qualifications. The Governance Committee will evaluate the qualifications of candidates recommended by shareholders using the same criteria as used for other board candidates.

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CORPORATE GOVERNANCE

Governance is a continuing focus at WGL Holdings, starting with the Board of Directors and extending to all employees. In this section, we describe some of our key governance policies and practices.

Governance Practices

WGL Holdings is committed to maintaining the highest standards of corporate governance, which we believe is essential for sustained success and long-term shareholder value. In light of this goal, the Board oversees, counsels and directs management in the long-term interests of the company, its shareholders and its customers. The Board’s responsibilities include, but are not limited to:

•

overseeing the management of our business and the assessment of our business risks;

•

overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;

•

reviewing and approving our major financial objectives and strategic and operating plans; and

•

overseeing our talent management and succession planning.

The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, action by written consent and other communications with management as appropriate. WGL Holdings expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the company’s shareholders at which they are standing for election or re-election as directors.

During the fiscal year ended September 30, 2013 (“FY 2013”), the Board held twelve meetings. The Board has established four standing committees: 1) the Executive Committee; 2) the Audit Committee; 3) the Governance Committee, and 4) the Human Resources Committee. Each of these committees is described in more detail below. During FY 2013, the Audit Committee held five meetings; the Human Resources Committee held two meetings; and the Governance Committee held two meetings. The Executive Committee did not meet in FY 2013. No director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during FY 2013. Each of the then current directors attended the 2013 Annual Meeting of Shareholders. The company expects all board members to attend the annual meeting of shareholders, but from time to time, other commitments may prevent all directors from attending each annual meeting.

The Board has long adhered to governance principles designed to assure excellence in the execution of its duties and regularly reviews the company’s governance policies and practices. These principles are outlined in the WGL Holdings corporate governance guidelines, which in conjunction with our articles of incorporation, bylaws, Board committee charters and related policies, form the framework for the effective governance of WGL Holdings.

The full text of the corporate governance guidelines, the charters for each of the Board committees, and the company’s Code of Conduct are available on WGL Holdings’ website, www.wglholdings.com, under “Corporate Governance.” These materials are also available in print to any person, without charge, upon written request to:

Corporate Secretary
WGL Holdings, Inc.
101 Constitution Ave, NW
Washington, DC 20080

Board Leadership Structure

Combined Chairman of the Board and Chief Executive Officer Position

Mr. McCallister serves as the Chairman of the Board of Directors and Chief Executive Officer. The Board of Directors evaluated its leadership structure in 2013 and determined that the use of the Lead Director, as described below, along with the combined Chairman and Chief Executive Officer positions, is an effective leadership structure. Mr. McCallister has over 30 years of experience in a variety of positions of increasing responsibility and leadership in many facets of the utility and energy industry. As the individual primarily responsibility for the day-to-day management of business operations, he is best positioned to chair regular board meetings as the directors discuss key business and strategic issues. Coupled with an independent Lead Director, this leadership structure allows the Board to exercise independent oversight and enables the board to have direct access to information related to the day-to-day management of business operations.

The leadership responsibilities of the Board are shared among: the chairs of the Board’s four standing committees, the Lead Director and the Chairman of the Board. This structure has been developed over the past decade based on the recommendations of our Governance Committee and on the decisions of our full board — which is comprised of eight independent directors and a single management director. Mr. McCallister is the only management director. All members of the Audit, Human Resources and Governance committees are independent. Mr. McCallister is invited to attend committee meetings, but he does not have a vote on any committee matter. The Board and board committees regularly meet in executive sessions without the presence of any management representatives. The Lead Director presides in those executive sessions.

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Lead Director

Our corporate governance guidelines and bylaws establish a Lead Director of the Board of Directors and designate the Chair of the Governance Committee to serve in that position. Among other powers and responsibilities, the Lead Director will:

•

preside at all meetings of the Board at which the Chairman is not present, including independent executive sessions of the independent directors;

•

approve information sent to the Board;

•

approve meeting agendas for the Board;

•

approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•

have the authority to convene meetings of the independent directors;

•

be available to communicate or meet with any shareholder controlling at least five percent of the outstanding voting stock of the company; and

•

function as a liaison between the Chairman of the Board and independent directors, as necessary.

The Board and board committees regularly meet in executive sessions without the presence of any management representatives. The Lead Director presides in those executive sessions. If the executive session includes or is devoted to a report of a board committee, the chair of that committee presides in that portion of the executive session.

Our board leadership structure facilitates proper risk oversight for the company for a number of reasons, the most significant of which are the following:

•

A combined Chairman and Chief Executive Officer role allows for more productive meetings. The Chief Executive Officer is the individual selected by the Board of Directors to manage the company on a day to day basis, and his direct involvement in our operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of our short and long-term objectives.

•

Our board structure provides strong oversight by independent directors. The Lead Director’s responsibilities include leading executive sessions of the Board of Directors during which our independent directors meet without management. These executive sessions allow the Board of Directors to review key decisions and discuss matters in a manner that is independent of the Chief Executive Officer, and where necessary, critical of the Chief Executive Officer and senior management.

The Lead Director also informs the Chairman of the Board and Chief Executive Officer, subject to the discretion of the independent directors, about the substance of the discussions that took place during each executive session meeting of the independent directors. The Board is aware of the potential conflicts that may arise when an insider chairs the board, but believes these are offset by existing safeguards which include: the designation of a Lead Director, regular meetings of the independent directors in executive session without the presence of insiders, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking, and the fact that much of our operations are highly regulated.

Board Oversight of Risk

The Board of Directors recognizes that WGL Holdings and its subsidiaries are exposed to certain financial, operational and strategic risks that can affect our earnings and ability to provide value to our shareholders and service to our customers. The Board of Directors has delegated certain risk oversight responsibilities to its Audit Committee. In accordance with NYSE requirements and as set forth in its charter, the Audit Committee periodically reviews and discusses our risk management and risk assessment policies with senior management. The Audit Committee incorporates its risk assessment function into its regular reports to the board. The Audit Committee is directly responsible for overseeing our risk assessment and risk management policies.

At the direction of the Audit Committee and in consultation with the full board and executive management, the company created a Risk Management Committee. The Risk Management Committee is comprised of senior members of management, and is chaired by the Treasurer of the company. The Risk Management Committee is responsible for ensuring that the company is managing its principal enterprise wide risks. The Risk Management Committee does this by using an enterprise risk management (ERM) process which is based on the company’s risk management policy. The ERM process involves the application of a well-defined, enterprise-wide methodology that enables our executives to identify, categorize, prioritize, and mitigate the principal risks to the company such as: business continuity, compliance, credit, environmental, information technology, strategic, financial, operational and reputational risks. In addition to known risks, ERM focuses on emerging risks as well as risks that are rare and difficult to predict, but which, if they were to occur, would have a significant impact on the company. The findings of the ERM process are reported regularly to the Audit Committee by the chair of the Risk Management Committee. The Risk Management Committee periodically conducts a full review and update of its assessment of the risks facing the company and presents the updated assessment to the Audit Committee for its review.

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Also, in fulfilling its risk oversight function, the Audit Committee periodically, and as needed, discusses key risks with the Chief Executive Officer, President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, Vice President and General Counsel, internal auditors, and with the company’s independent registered public accounting firm. The Board evaluated the risk assessment function as part of its board evaluation process in 2013 and determined that the company’s risk management structure (including its risk management policy and risk management committee), plus regular reports to the Board from management and board committees, enable the Board to perform its risk oversight responsibilities in an appropriate and effective manner.

Additionally, each board committee oversees risks within its area of responsibility and has principal responsibility for reviewing and discussing with management the risk exposures specified in their charters or identified from time to time by the committees themselves.

Executive Committee

The Executive Committee members are: Terry D. McCallister (Chairman), Michael D. Barnes, Melvyn J. Estrin, and George P. Clancy, Jr. There are five alternate members: James W. Dyke, Jr., Nancy C. Floyd, James F. Lafond, Linda R. Gooden and Debra L. Lee. This committee may exercise all of the authority of the Board of Directors when the board is not in session.

Audit Committee

The Audit Committee members are: George P. Clancy, Jr. (Chairman), Linda R. Gooden, James F. Lafond and Debra L. Lee. Members of the Audit Committee are independent under the rules of the Securities and Exchange Commission (SEC) and the NYSE. The Board of Directors has determined that Mr. Clancy, Mr. Lafond, Ms. Gooden and Ms. Lee meet the qualifications of an “audit committee financial expert,” as that term is defined by rules of the SEC. As provided in its charter, functions of the Audit Committee include the appointment, compensation and oversight of independent public accountants, reviewing with management and the independent public accountants the financial statements, the accompanying report of the independent accountants and reviewing the system of internal controls and the adequacy of the internal audit program. The Audit Committee also is directly responsible for overseeing the company’s risk assessment and risk management policies. The report of the Audit Committee, which appears later in this proxy statement and the Audit Committee charter, provide a further description of the responsibilities of this committee.

Governance Committee

The Governance Committee members are: Michael D. Barnes (Chairman), James W. Dyke, Jr. and Nancy C. Floyd. Members of the Governance Committee are independent under the rules of the NYSE. As provided in its charter, functions of the Governance Committee include consideration of criteria for selection of candidates for election to the Board of Directors and committees of the Board and adoption of policies and principles concerning board service and corporate governance. This committee also considers criteria for oversight and evaluation of the Board and management and the adoption of a code of conduct.

Human Resources Committee

The Human Resources Committee (the “HR Committee”) members are: Melvyn J. Estrin (Chairman), George P. Clancy, Jr. and James W. Dyke, Jr. Members of the HR Committee are independent under the rules of the NYSE. The HR Committee discharges the board’s responsibilities relating to compensation of our executive officers. As provided in its charter, primary functions of the HR Committee include setting corporate goals and objectives relevant to compensation of the Chief Executive Officer (CEO), evaluating the CEO’s performance and setting the CEO’s compensation based on this evaluation. The HR Committee also recommends compensation levels, sets performance targets and evaluates the performance of our other executive officers and determines any incentive and equity-based compensation to be awarded to those officers. The HR Committee also considers succession planning for the company’s leadership positions.

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The HR Committee may, in accordance with its charter, “delegate authority to act upon specific matters within specified parameters to a subcommittee consisting of one or more members, or to management.” Any such delegates are required to report any action to the full HR Committee at its next meeting. Please see the discussion under the Compensation Discussion and Analysis section for information relating to processes and procedures for the consideration and determination of executive compensation.

Governance. The HR Committee focuses on good governance practices in its operation. In fiscal year 2013, this included, among other practices:

•

Reviewing tally sheets prepared by its independent adviser regarding the Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers (the “Named Executive Officers”). Tally sheets identify the material elements of such executive’s compensation, show the cumulative impact of prior grants of long-term incentive awards, and quantify severance and other payouts to which the executive would be entitled under various employment termination scenarios. The HR Committee concluded based on the tally sheets that cumulative pay was reasonable and suggested that no changes needed to be made to our pay philosophy.

•

Considering compensation for the executive officers listed in compensation tables of this proxy statement in the context of all of the components of total compensation, and not allowing the sum of the components to exceed market levels of total compensation opportunity.

•

Receiving meeting materials several days in advance of meetings.

•

Conducting regular executive sessions of HR Committee members.

•

Maintaining direct access to an independent executive compensation adviser.

Compensation Adviser. The HR Committee has the sole authority to retain and terminate any compensation adviser engaged to assist the HR Committee in the evaluation of the compensation of our executive officers. During fiscal year 2013, the HR Committee’s retained adviser was a partner at Meridian Compensation Partners, LLC (Meridian). Meridian is an independent firm that provides only executive and director compensation advisory services. The HR Committee’s adviser attended both of the HR Committee meetings held during fiscal year 2013.

The adviser provided data and information to the HR Committee, but did not make recommendations with respect to specific levels of compensation. Services provided by Meridian to the HR Committee for fiscal year 2013 included:

•

Development of market data in line with the company’s compensation philosophy (further discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement);

•

A dilution study;

•

Pay and performance comparisons;

•

Tally sheet development;

•

Update of the compensation risk review;

•

Legislative, regulatory, and market trends updates; and

•

Review of the CD&A and other proxy disclosures.

Adviser Independence. The HR Committee concluded that its compensation adviser had no conflicts of interest during fiscal year 2013. In reaching this conclusion, the HR Committee considered all relevant factors, including the six independence factors relating to committee advisers that are specified in SEC Rule 10C-1 and the NYSE’s listing standards. These factors are:

(i)

The provision of other services to the company by an adviser’s employer;

(ii)

The amount of fees received from the company by an adviser’s employer as a percentage of the total revenue of the adviser’s employer;

(iii)

The policies and procedures of an adviser’s employer that are designed to prevent conflicts of interest;

(iv)

Any business or personal relationship of an adviser with a member of the committee;

(v)

Any stock of the company owned by an adviser; and

(vi)

Any business or personal relationship of an adviser or the adviser’s employer with an executive officer of the company.

In addition, the HR Committee retains the individual adviser as well as the adviser’s firm, and the adviser reports directly to the HR Committee.

Human Resources Committee Interlocks and Insider Participation

The Human Resources Committee currently is composed of three independent, non-employee directors. During fiscal year 2013, no current or former member of the committee was an officer or employee of WGL Holdings or any of its subsidiaries. No former or current member of the Board or the Human Resources Committee has served, at any time since October 1, 2012, as an executive officer of any entity that at such time had one or more of WGL Holdings’ executive officers serving as a member of that entity’s board or compensation committee.

Director Independence and Retirement Age

The Board of Directors has determined that all of the current directors and each of the nominees for election as director, except Mr. McCallister, are independent within the meaning of New York Stock Exchange (NYSE) rules. In determining independence, the Board of Directors considered the specific criteria for independence under the NYSE rules and also the facts and circumstances of any other relationships of individual directors with the company or its affiliates.

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The Board of Directors has a policy under which directors who are not employees of the company may not stand for re-election after reaching the age of 75. Also, under this policy, directors who are employees of the company must retire from the board upon their retirement from the company. This policy can be changed at any time by an action of the Board of Directors.

Policies and Procedures for Review, Approval or Ratification of Related-Person Transactions

Our policies and procedures for the review, approval or ratification of related person transactions are set forth in our Related Person Transactions Policy. In summary, a related person transaction is a consummated or currently proposed transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person (i.e., any director or executive officer or nominee for director, or any member of the immediate family of such person) has or will have a direct or indirect material interest.

The Governance Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related person. This obligation is set forth in the Governance Committee charter.

To identify related party transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also distribute questionnaires to directors, executive officers and others within the company to identify related party transactions for purposes of meeting accounting and disclosure requirements under Accounting Standards Codification 850 (ASC 850). We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the company’s interests. Our code of conduct requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify their supervisor or the company’s Compliance Officer.

We expect our directors, officers and employees to act and make decisions that are in the company’s best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the company in an objective and fair manner. In addition, we are prohibited from extending personal loans to, or guaranteeing the personal obligations of, any director or officer.

No Material Related Person Transactions During Fiscal Year 2013

There were no material related person transactions during fiscal year 2013 and no transactions were considered or reviewed for approval in connection with our related person transactions policy.

Communications with the Board

Shareholders and all other interested parties may send communications regarding financial accounting, internal accounting controls, auditing, code of conduct or other concerns to non-management board members by using the toll-free number established for such purposes, which is 1-800-249-5360.

DIRECTOR COMPENSATION

Director Annual Retainer and Meeting Fees

Compensation for directors during fiscal year 2013 consisted primarily of an annual retainer, fees for attending meetings, and an annual equity award. Directors were offered the opportunity to receive all of their cash compensation on a deferred basis under the WGL Holdings and Washington Gas Light Company’s Deferred Compensation Plan for Outside Directors described later in this proxy statement. Mr. McCallister, our Chairman and Chief Executive Officer, does not receive compensation for his service as a director.

In addition to a retainer paid in cash, non-employee directors annually receive WGL Holdings common stock under the terms of the Directors’ Stock Compensation Plan described below. Non-employee directors of WGL Holdings also serve as directors of its utility subsidiary, Washington Gas Light Company (Washington Gas). The directors serve on the same committees of each board. Non-employee directors receive only one cash retainer which is payable by Washington Gas. Usually, the board meetings of WGL Holdings and Washington Gas are held consecutively.

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The fiscal year 2013 compensation arrangements of non-employee directors are described below:

Description of fees paid to non-employee Directors*	Washington Gas Light Company Dollar Amount	WGL Holdings, Inc. Dollar Amount
On days when both boards meet	$ 1,000	$ 500
On days when both committees meet	$ 1,000	$ 500
On days when only one board meets	$ 1,200	$1,200
On days when only one committee meets	$ 1,200	$1,200
Each day a Director attends a Director Education Program	$ 1,000	$ 500
Annual Meeting attendance fee	$ 1,000	$ 500
Annual cash retainer (paid on quarterly basis)	$55,000	0
Annual retainer to chair of Human Resources Committee	$12,500	0
Annual retainer to chair of Audit Committee	$15,000	0
Lead Director annual retainer**	$15,000	0
Annual retainer to chair of Governance Comm. (see “Lead Director annual retainer”)	$ 6,000	0

*

Allocation based on approximate time required for board responsibilities for each company (1/3 WGL Holdings; 2/3 Washington Gas).

**

In accordance with our Corporate Governance Guidelines, the Chair of the Governance Committee simultaneously serves as Lead Director. Effective October 1, 2012, the Board of Directors increased the level of compensation for the Lead Director and allocated a separate level of compensation for the Chair of the Governance Committee even though this position is simultaneously held by the Lead Director. This change was made in order to underscore the importance of each respective position. The retainer for the Lead Director was raised to $15,000 and the retainer for the Chair of the Governance Committee was set at $6,000.

The following table presents information regarding the compensation paid during fiscal year 2013 to the non-employee directors of the company.

COMPENSATION PAID TO DIRECTORS IN FY 2013

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (d)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(2) ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Michael D. Barnes	$112,600	$85,000	0	0	$ 0	0	$197,600
George P. Clancy, Jr.	$ 97,600	$85,000	0	0	$ 50,640	0	$233,240
James W. Dyke, Jr.	$ 93,100	$85,000	0	0	$ 0	0	$178,100
Melvyn J. Estrin	$ 93,600	$85,000	0	0	$119,865	0	$298,465
Nancy C. Floyd	$ 85,600	$85,000	0	0	$ 0	0	$170,600
Linda R. Gooden(3)	$ 35,900	$63,750	0	0	$ 679	0	$100,329
James F. Lafond	$ 91,600	$85,000	0	0	$ 70,210	0	$246,810
Debra L. Lee	$ 79,600	$85,000	0	0	$ 0	0	$164,600

(1)

On January 2, 2013, each of the non-employee directors, except Ms. Gooden, received an award of 2,169 shares of WGL Holdings common stock in accordance with the terms of the WGL Holdings, Inc. Directors’ Stock Compensation Plan. The amounts reported for stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 was $39.19 per share. For a discussion of assumptions and methodologies used to calculate the amounts in column (c), see Note II (Stock-Based Compensation) to the WGL Holdings consolidated financial statements, included as part of the company’s 2013 Annual Report on Form 10-K filed with the SEC on November 20, 2013.

(2)

Amounts in this column only reflect earnings on non-qualified deferred compensation. None of the directors have any retirement benefits, except for Mr. Barnes and Mr. Estrin. As described below under, “DIRECTOR COMPENSATION — Director Retirement Plan”, the retirement benefits for these directors are frozen and, therefore, there is no change in value.

(3)

Ms. Gooden joined the Board of Directors in April 2013.

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Non-Employee Director Compensation

All non-employee directors are compensated in accordance with the terms of our director compensation program. Usually, the board reviews the level of compensation it receives for its service every two years. In connection with this review, Meridian Compensation Partners, LLC (“Meridian”), the board’s executive compensation advisory firm, conducts a director pay review survey to identify board compensation practices of a peer group of companies. The most recent study was conducted during fiscal year 2012. The board takes this survey information into consideration when determining the meeting fees, retainers and other forms of compensation it will be paid. The board may take action at any time to amend the amount or type of compensation it receives. Directors employed by the company do not receive compensation for their role as a director. The executive officers of the company do not have a role in determining or recommending the amount or form of compensation received by directors. Other than conducting the director pay review previously mentioned, Meridian has no role in determining the compensation of the Board of Directors.

Director Deferred Compensation Plan

Non-employee directors of the company are eligible to defer up to 100% of their cash board compensation under the WGL Holdings and Washington Gas Light Company Deferred Compensation Plan for Outside Directors, as amended and restated (the “Director Deferred Compensation Plan”). This includes the deferral of the payment of annual board and committee cash retainers, board meeting fees, committee meeting fees, fees for attendance at annual and special shareholder meetings and fees paid by us for attending director education programs. Deferrals are set at percentage increments of 10%. Interest is earned on deferred amounts, compounded quarterly, at a rate equal to the weekly average yield to maturity for 10-year U.S. Government fixed interest rate securities issued at the time of the deferral, with a minimum rate of 8% per year on amounts that were deferred prior to December 31, 2012.

On November 15, 2012, the Board of Directors approved an amendment to the plan which changed the manner in which the applicable interest is determined. Effective January 1, 2013, the plan will apply an interest rate equal to the weighted average interest rate of all of the company’s outstanding debt. The Board adopted this methodology rather than applying the most current rate because in any one year the liability that the company has to directors is a consolidation of fees deferred over a number of years by directors. Therefore, the funds displace other long term borrowings that the company would have otherwise utilized. Directors will continue to earn 8% compounded interest on deferred compensation balances that were accrued prior to January 1, 2013 and any compensation deferred after January 1, 2013 will accrue compounded interest at a new rate as determined on Jan. 1st each year. The applicable interest rate for calendar year 2014 is 5.91% pursuant to the new interest rate determination method.

Non-employee directors may elect to defer distribution of their compensation for a minimum period of one year following the end of the year in which compensation is deferred or until the director’s retirement from the board. Compensation deferred under the Director Deferred Compensation Plan may be distributed earlier than the time period specified by a director in the event of the director’s retirement, disability, death or upon the occurrence of a severe financial hardship. Non-employee directors may elect to receive payment of deferred amounts in a lump sum or in equal annual installments up to a ten-year period. Non-employee directors must elect the time and method of distribution at the same time they submit a deferral application. Payments commence within 30 days of the event which triggers payout.

The amount of early withdrawals or accelerated payments made in connection with a severe financial hardship are limited in accordance with applicable tax laws. The administrator of the Director Deferred Compensation Plan has the sole discretion to determine whether such an early withdrawal or accelerated payment in the event of a severe financial hardship will be permitted.

Directors’ Stock Compensation Plan

Pursuant to the terms of the WGL Holdings, Inc. Directors’ Stock Compensation Plan, as amended and restated (Directors’ Stock Plan), shares of WGL Holdings common stock are awarded to each non-employee director annually. The amount of WGL Holdings common stock awarded in fiscal year 2013 was equal to $85,000 in value. The Directors’ Stock Plan is administered by the Human Resources Committee of the Board. Employee directors are not eligible to participate in this plan. The shares of common stock awarded under the plan are immediately vested and non-forfeitable. The Directors’ Stock Plan is unfunded and will expire on March 4, 2020, if not previously terminated by the Board of Directors or by shareholders.

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Director Retirement Plan

A retirement plan for non-employee directors of Washington Gas adopted in 1995 was terminated by the Board of Washington Gas effective January 1, 1998, subject to vesting of benefits earned by the directors as of that date. Of the current directors, only Messrs. Barnes and Estrin have vested benefits under this plan. The benefits are frozen and will be paid out in a fixed amount per year to each of them for a ten-year period commencing after their retirement from the board. Under the plan, Messrs. Barnes and Estrin each will receive $10,200 per year during the ten-year payout period.

Donations to Civic Organizations and Charities

Washington Gas has a long-standing tradition of supporting charitable and civic organizations within the Washington, DC metropolitan area by contributing financial donations and employee volunteer resources. None of the donations in fiscal year 2013 were made in the name of a director of WGL Holdings or Washington Gas.

Board of Directors Stock Ownership Guidelines

The Board of Directors has stock ownership guidelines pursuant to which each board member should own shares of WGL Holdings having a value of at least five times the amount of his or her annual cash retainer (i.e., $275,000). New directors have five years from the date of their election to the Board of Directors to acquire this level of ownership. Based on the closing price of the common stock of WGL Holdings on January 6, 2014, each of the directors was in compliance with these ownership guidelines as of that date.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the information as of January 6, 2014, regarding outstanding common stock of WGL Holdings beneficially owned by each director, each nominee for election as a director, the executive officers named in the Summary Compensation Table in this proxy statement, and all directors, nominees and executive officers as a group. Each of the individuals listed, as well as all directors and executive officers as a group, beneficially owned less than 1% of the company’s outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
Vincent L. Ammann, Jr.	29,471
Michael D. Barnes	17,311
Gautam Chandra	18,135
Adrian P. Chapman	46,644
George P. Clancy, Jr.	21,984
James W. Dyke, Jr.	11,001
Melvyn J. Estrin	24,557
Nancy C. Floyd	7,120
Linda R. Gooden	3,576
James F. Lafond	16,871
Debra L. Lee	10,717
Terry D. McCallister	78,359
Leslie T. Thornton	0
All directors, nominees and executive officers as a group:	355,021

(1)

All shares are directly owned by persons shown in this table, except 12,604 shares held indirectly by executive officers in the Washington Gas Light Company Savings Plan for Management Employees. None of the individuals listed above nor any other executive officers own stock options, therefore, we have omitted the column regarding stock options that may be exercised within 60 days.

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The following table sets forth information regarding any person who is known to WGL Holdings to be the beneficial owner of more than five percent of WGL Holdings common stock. This information is based on the most recent publicly available information at the time of the preparation of this proxy statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	3,852,344(1)	7.46%
American Century Investment Management, Inc. 4500 Main Street, 9th floor Kansas City, MO 64111	3,600,075(2)	7.0%
State Street Global Advisors One Lincoln Street Boston, MA 02111	3,466,995(3)	6.70%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,935,084(4)	5.68%

(1)

This information is based on a Form 13G/A, filed on February 8, 2013, with the SEC by Black Rock, Inc., which reported that it had sole voting authority and sole investment authority over the shares.

(2)

This information is based on a Form 13G/A, filed on February 11, 2013, with the SEC by American Century Investment Management, Inc, which reported that it had sole voting authority and sole investment authority over the shares.

(3)

This information is based on a Form 13G/A, filed on February 12, 2013, with the SEC by State Street Global Advisors, which reported that it had sole voting authority and sole investment authority over the shares.

(4)

This information is based on a Form 13G/A, filed on February 11, 2013, with the SEC by The Vanguard Group, Inc., which reported that it had sole voting authority and sole investment authority over the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (SEC). Based on our records and information, all applicable reporting requirements under Section 16(a) were satisfied in fiscal year 2013.

HUMAN RESOURCES COMMITTEE REPORT*

The following Compensation Discussion and Analysis section has been prepared by the management of the company. The company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the Human Resources Committee.

The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and its discussions, the Human Resources Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis section be included in this proxy statement.

HUMAN RESOURCES COMMITTEE
Melvyn J. Estrin (Chairman)
George P. Clancy, Jr.
James W. Dyke, Jr.

* Notwithstanding anything to the contrary set forth in any of the company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this proxy statement, in whole or in part, the Human Resources Committee Report shall not be deemed to be incorporated by reference into any such filings.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) contains a discussion of the material elements of compensation awarded to, earned by, or paid to the principal executive officer, the principal financial officer, and the other three most highly compensated executive officers of WGL Holdings and Washington Gas. These individuals are listed in the Summary Compensation Table provided later in this proxy statement and are referred to in this CD&A as the “Named Executive Officers.” References to the “HR Committee” are to the Human Resources Committee of the Board of Directors. None of the Named Executive Officers are members of the HR Committee.

FY 2013 in Review

Say-On-Pay Vote

At the company’s 2013 Annual Shareholders Meeting, we gave shareholders the opportunity to cast an advisory vote regarding the approval of our executive compensation program. This vote is commonly referred to as a “say-on-pay” vote. The overwhelmingly favorable say-on-pay vote (96% approval) received from shareholders at the annual meeting indicated that major amendments to our executive compensation program were unnecessary. As part of its regular review of our executive compensation policies and practices, the HR Committee decided to make no material changes to the compensation program for executives.

Fiscal Year Operating Highlights

•

WGL Holdings entered into multi-million dollar agreements related to renewable energy in FY2013, including an arrangement that will provide the nation’s first combined solar electric and solar water-heating lease for new and existing homes. WGL Holdings has grown its solar portfolio to a combined 68 megawatts (MW) contracted or built 13MW residential, plus 55MW commercial.

•

WGL Holdings has become a 10% equity owner in the Constitution Pipeline project which will provide a direct, cost-effective path for bringing natural gas produced in the Marcellus and Utica Shale plays to growing natural gas markets in New England. Other partners include Williams, Piedmont and Cabot.

•

Washington Gas received LEED Gold certification for its new Springfield Center facility which uses a Bloom Energy Server to convert natural gas to electricity. The design of, and technology used in, the new complex help support Washington Gas’ goal to achieve a 70 percent reduction in its CO2 emissions from its fleet and facilities by 2020.

•

Washington Gas exceeded its pipeline safety success target; implemented accelerated pipeline replacement programs in each of its three franchise areas; improved its response times for safety related calls; and continues to implement the best damage prevention program in Virginia (Virginia leads the nation in damage prevention).

•

Washington Gas also exceeded its new meter additions target for the fiscal year which resulted in the addition of over 12,000 new meters within its service territory and demonstrated the company’s successful marketing and sales efforts.

•

Washington Gas achieved its reliability and customer outage targets which resulted in approximately 99.7% of its customers never experiencing an interruption in service.

•

Washington Gas’ employees volunteered more than 11,000 hours of their time to a variety of community service projects in the Washington metropolitan area.

•

Washington Gas operations technicians and supervisors assisted National Grid in restoring natural gas service in the Long Island area of New York in the aftermath of Superstorm Sandy.

•

Washington Gas installed a new pipeline to serve the area of Brunswick, Maryland to begin serving what is expected to be 1,505 homes after the development is completed.

•

Washington Gas added 38 compressed natural gas vehicles (NGVs) to its fleet and had a total of 148 NGVs by fiscal year-end.

Performance and Payouts

WGL Holdings’ performance, as evaluated against internal and external measures, was improved year-over-year in many areas, but was not as strong in some areas in FY2013 as it was in FY2012. This difference in performance was reflected in the payouts of our short-term and long-term incentive programs. As a result:

•

Short-term incentive payouts for the Named Executive Officers for FY2013 averaged 113% of target. That recognized a year in which we met or exceeded 12 of 14 goals set at the beginning of the year, and the contributions of individuals to those results. For the prior fiscal year the short-term incentive payouts averaged 112.5% of target.

•

Long-term incentives were paid out at 61.5% of target for the three-year performance and vesting period that ended on September 30, 2013. The payout depended on our total shareholder return performance ranking against peer utilities. More information regarding the payout of long-term incentives in FY2013 is provided in this CD&A under the heading, “Long-Term Incentive Peer Group and Payout for 2011-2013 Performance Period.”

Note that base salary increases and certain other pay elements are a function of factors other than company performance. A discussion of each pay element and further detail regarding the payout of incentives is provided below.

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Objectives of Executive Compensation Program

Our executive compensation program is intended to achieve the following fundamental objectives:

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attract and retain qualified executives;

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focus executives’ attention on specific strategic and operating objectives of WGL Holdings;

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align executives’ interests with the long-term interests of WGL Holdings’ shareholders; the customers of its regulated utility, Washington Gas, and its non-utility entities, and the communities in which they operate; and

•

align management’s interests with utility company customers by rewarding the provision of a safe and reliable gas supply to customers at a reasonable cost.

To accomplish those objectives, the HR Committee provides the Named Executive Officers competitive total compensation opportunities based on the size-adjusted 50th percentile of the range of compensation paid by similar utility industry companies for positions of similar responsibility. Actual pay reflects WGL Holdings’ short and long-term performance and the individual’s performance.

Elements of Executive Compensation Program

In 2013*, our compensation program for our executive officers, including the Named Executive Officers, consisted of several compensation elements, each of which is discussed in more detail below. Each element of the executive compensation program is structured to help achieve one or more of the compensation objectives described above. Decisions with respect to one element of pay tend not to impact other elements of pay, with the exception that if the HR Committee determined that the retirement benefits applying to an executive were above market, the executive’s incentives opportunity was reduced so that total target compensation remained near market compensation.

The following are the material elements of our executive compensation program:

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base salary;

•

short-term incentives;

•

long-term incentives;

•

retirement benefits;

•

change in control protection; and

•

perquisites.

Mix of Pay

A significant percentage of total compensation is allocated to incentives, both short-term and long-term. Short-term incentives focus on internal performance measures and goals that we set each year, and are paid in cash. Long-term incentives focus on our total shareholder return against peers and are both denominated in and paid in a combination of stock and cash.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the HR Committee uses market data and its business judgment to determine the appropriate level and mix of incentive compensation.

Market Data and Peer Groups

Our philosophy is to provide pay opportunities for each component of pay and for total compensation at the size-adjusted 50th percentile of the utilities market. In furtherance of that objective, during 2012 as background to compensation decisions for 2013, the HR Committee’s independent executive compensation adviser, a partner at Meridian Compensation Partners, LLC (“the adviser”), collected and analyzed comprehensive market data on base salary, short and long-term incentives, and the sum of those components. In 2012, the adviser separately analyzed the market competitiveness of our executive retirement benefits and the prevalence of perquisites.

To develop market information for our executive officers, including the Named Executive Officers, the adviser developed compensation opportunities for comparable positions at comparable companies of comparable revenue size, using statistical techniques to adjust the market data to be appropriate for our particular revenue size. The elements of pay were benchmarked both individually and in total to the same peer companies.

The total compensation peer group of companies used as background to 2013 pay decisions is shown below. The list is subject to change each year depending on the availability of the companies’ data through the Aon Hewitt Total Compensation Measurement database (used by the advisor for 2013), and the continued appropriateness of the companies. All companies were chosen because they are utility companies in a size range reasonably near WGL Holdings. While we periodically review market data of general industry companies, which is generally higher than that of utilities, to date it has not impacted our actual pay levels or practices.

* Unless stated otherwise, references to the year “2013” in this CD&A mean our fiscal year 2013 which began on October 1, 2012 and ended on September 30, 2013.

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FISCAL 2013 TOTAL COMPENSATION PEER GROUP

AGL Resources	DTE Energy Company	Pepco Holdings, Inc.
Alliant Energy Corp.	Laclede Group	Piedmont Natural Gas
Ameren Corporation	MGE Energy	Pioneer Natural Resources Co.
Atmos Energy	New Jersey Resources	Portland General Electric Co.
Black Hills Corporation	NiSource Inc.	PPL Corporation
Centerpoint Energy, Inc.	Northeast Utilities	SCANA Corporation
CH Energy	Northwest Natural Gas	Sempra Energy
Cleco Corporation	Northwestern Corp.	South Jersey Industries
CMS Energy Corporation	OGE Energy Corp.	Southwest Gas
Consolidated Edison		UIL Holdings
Vectren Corporation

Market Percentile for Target Pay and Pay Changes for FY2013

Target pay levels of executive officers (which includes the Chairman and Chief Executive Officer and the other Named Executive Officers), in 2013 and in prior years, were set at a level approximately equal to the size-adjusted 50th percentile of the utility market for officers of similar experience and responsibility. The HR Committee utilized comprehensive executive compensation data provided by its adviser in determining these market levels and in establishing a competitive level of compensation for all of our officers. This approach was taken to place base salaries at overall market rates, and to leave the opportunity for each officer to achieve or exceed total target compensation through incentive pay. This continuing practice is designed to encourage higher levels of performance by the officers. It also is seen as a way to align the interests of the officers of WGL Holdings and Washington Gas more closely with the interests of shareholders, customers and the communities in which their businesses operate.

The compensation data demonstrated a higher level of market base pay and incentive opportunities for the Chairman and Chief Executive Officer position as compared to other executive officers. Therefore, the HR Committee granted Mr. McCallister higher levels of target pay than other officers.

Mr. McCallister, our Chairman and Chief Executive Officer, made specific recommendations for 2013 salary adjustments for all officers except himself, considering the data provided by the HR Committee’s adviser on industry compensation levels, the scope of each Named Executive Officer’s role, and the Named Executive Officer’s sustained individual performance, results, and time in position. These recommendations were presented to the HR Committee for discussion and recommendation to the Board of Directors at the September 21, 2012 HR Committee meeting and were effective October 1, 2012.

The HR Committee met with its adviser in executive session at that meeting to consider Mr. McCallister’s base salary and target incentives for 2013, which it has sole authority to approve. In September 2012, the HR Committee increased Mr. McCallister’s pay opportunity by increasing base salary by 0.6%, short-term incentive opportunity by 5% of base salary, and long-term incentive opportunity by 5% of base salary. The other named executive officers also received increases in base salary and incentive opportunities. Target pay opportunities for all executive officers were established based on considerations of market data and internal pay equity. The result of these changes was target pay opportunities for the Named Executive Officers that ranged from 0% to 2% below market after considering the retirement benefits available to each Named Executive Officer.

The base salary that was paid to each Named Executive Officer in 2013 is the amount reported for such officer in column (c) of the Summary Compensation Table that appears later in this proxy statement. Short-term incentive target opportunities are reflected in column (d) of the Grants of Plan-Based Awards Table that appears later in this proxy statement.

Base Salary

Base salary is designed to reward the required day-to-day activities and responsibilities of each position. We choose to pay it because it is an expected aspect of executive compensation in the marketplace.

Omnibus Incentive Compensation Plan

The WGL Holdings, Inc. Omnibus Incentive Compensation Plan (“Omnibus Plan”) provides the opportunity for short-term and long-term incentive compensation of our executive officers, including the Named Executive Officers. Short-term incentive compensation is “at risk,” in that payment of any of this compensation depends upon performance of the individual officer and our company performance. Long-term incentive compensation is also “at risk” in that it relates directly to the performance of WGL Holdings common stock against that of other utilities.

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Short-Term Incentive Compensation

Purpose of Short-Term Incentives

The short-term incentive program is designed to reward the level of performance of officers of WGL Holdings and its subsidiaries. We choose to pay it to encourage higher annual corporate and individual performance.

Short-Term Incentive Awards

The fiscal year 2013 short-term incentive program set target percentages of base salary that could be earned for the achievement of corporate and individual performance goals. Payouts could be higher or lower than target depending on 2013 corporate and individual performance, ranging from 0% to 150% of target per the scale below.

Item	Corporate	Individual	Total
Weighting	75%	25%	100%
Corporate or Individual Factor, as applicable	maximum 1.5	maximum 1.5	—
Individual Factor applied again to the Corporate Portion	maximum 1.0	—	—
Maximum payout as % of target	112.5%	37.5%	150%

The amounts listed in columns (c), (d) and (e) of the “Grants of Plan-Based Awards” table in this proxy statement show the potential range of short-term cash awards for 2013 for each Named Executive Officer.

At its September 21, 2012 meeting, the HR Committee set 2013 target short-term incentive award opportunities for each Named Executive Officer at or near the size-adjusted 50th percentile of the market data provided by the HR Committee’s advisor. It also approved 2013 performance factors and goals that governed payout under the plan.

The performance factors recognize that shareholders in a regulated utility achieve their investing goals when customers are well served through efficient operations. The 2013 performance goals, targets and results are set forth below.

The company’s 2013 performance goals included:

•

A consolidated non-GAAP return on equity threshold of 9.2%, which, if not met, would lead to a zero payout of the corporate portion of the plan.

•

Multiple metrics in eight corporate performance categories related to: safe delivery, performance improvement, customer value, supplier diversity, sustainability, employer of choice, reliable supply and financial performance. The performance targets are intended to challenge the company and its executive officers to achieve significant accomplishments in each of these areas. These measures comprise what is referred to as our “corporate scorecard”. Performance against these goals resulted in a Corporate Factor determined by the HR Committee. The determination of the Corporate Factor is discretionary, not formulaic, and the measures below were set at challenging degrees of difficulty that target significant achievement and are not weighted in any particular manner.

	Corporate Goals	Fiscal Year 2013 Target	Fiscal Year 2013 Results
1.	Safe Delivery
	• Employee Work Safety	Less than or equal to a DART rate of 1.80	1.14
	• System Safety/Pipeline Integrity	Greater than or equal to 100%	109%
2.	Performance Improvement
	• BPO* Service Level Achievement	Greater than or equal to 93%	94.7%
	• Construction Unit Cost Attainment	Less than or equal to 100% of budget	99%
	• O & M Per Customer	Less than or equal $279	$ 267
3.	Customer Value
	• New meter additions	11,800	12,468
	• Customer Satisfaction	Greater than or equal to 89%	89.1%
4.	Supplier Diversity	16%	18.9%
5.	Sustainability	Greater than or equal to 85%	98.6%
6.	Employer of Choice
	• Employee engagement	Greater than or equal to Towers Watson national norm (i.e., 80%)	85%
	• Community involvement	9,500 hours of community service by Washington Gas employees	11,231
7.	Reliable Supply
	• System Reliability	Less than or equal to 65 outages per 100,000 meters	51 outages per 100,000 meters
8.	Reward Investors
	• Allowed Utility Return on Equity	Greater than or equal to 9.7% (non-GAAP)	9.5%
	• Non-Utility Earnings	100% of targeted earnings levels from all non-utility operating subsidiaries.	69%
* Note: “BPO” means the business process outsourcing plan whereby a service provider currently performs functions that were historically performed internally by the company.

The company’s progress in the areas described in the above corporate scorecard strengthens our ability to grow and to provide a competitive return for investors while maintaining a safe, reliable natural gas distribution system that provides sustainable value for our customers.

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For fiscal year 2013, the company’s return on equity threshold and 12 of 14 performance criteria were met or exceeded and as a result, on November 13, 2013, Mr. McCallister recommended, and the HR Committee approved, a Corporate Factor of 105% for 2013. The company’s actual FY2013 non-GAAP return on equity, which is a measurement of the return on equity of WGL Holdings as a consolidated entity, was 9.3%. The company determines consolidated non-GAAP return on equity by adjusting GAAP net income for certain operating earnings and/or losses (non-GAAP adjustments). This amount is then divided by average GAAP equity as adjusted for items included as non-GAAP adjustments.

Named Executive Officers had individual goals for FY2013 which encompassed:

•

their contributions to meeting established corporate and departmental goals;

•

managing resources within established departmental budgets;

•

effectiveness in areas of leadership, planning and teamwork; and

•

evaluations by peers and others.

After a comprehensive performance appraisal of each executive officer and a review of their achievement of the personal goals which had been set for them, Mr. McCallister recommended an Individual Factor specific to each Named Executive Officer, except for himself. The HR Committee discussed and approved the Individual Factors recommended by the Chief Executive Officer for the Named Executive Officers. In executive session, the HR Committee developed an Individual Factor of 1.3 for Mr. McCallister. The other Named Executive Officers received the following Individual Factors: Chapman: 1.4, Ammann: 1.5, Chandra: 1.2, and Thornton: 1.5.

These Individual Factors reflected the personal effectiveness of the executives in achieving the results of the corporate scorecard which are described above. Mr. McCallister’s Individual Factor in particular reflects achievement of 12 of 14 goals on the corporate scorecard, maintaining a strong control environment in the company, continuing to ensure a strong succession and executive development plan, and initiating new business opportunities in renewable energy and midstream assets. Additionally, during FY 2013, Mr. McCallister led the company in achieving the accomplishments listed under the “FY 2013 in Review – Fiscal Year Operating Highlights” section of this CD&A.

2013 Target Opportunities

Target 2013 short-term incentive award opportunities were determined primarily considering the market data mentioned above, and secondarily considering internal pay equity, i.e., the relationship of target award opportunities of the Named Executive Officers with those of other officers at the same level in the company. The amounts listed in columns (c), (d) and (e) of the Grants of Plan-Based Awards Table following this CD&A represent the potential range of short-term incentive awards for 2013 and are based on a percentage of each Named Executive Officer’s base salary at October 1, 2012, as follows:

2013 SHORT-TERM INCENTIVE TARGET OPPORTUNITY

Named Executive Officer	Target Short-Term Incentive Compensation as Percent of Base Salary
McCallister	85%
Ammann	55%
Chapman	75%
Chandra	55%
Thornton	50%

For tax purposes, the HR Committee set a limitation on 2013 short-term incentive payouts for Messrs. McCallister and Chapman of .83% and .49% of 2013 net income, respectively. The HR Committee then used negative discretion as provided under Section 162(m) of the Internal Revenue Code to arrive at actual, lower 2013 payouts based on our performance for the year.

The amounts of short-term incentive awards relating to the 2013 fiscal year were paid in December 2013 and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table in this proxy statement. The amounts of such short-term incentive awards for the Named Executive Officers range from 109% to 116% of target.

Clawback Policy — Forfeiture and Recoupment of Short-Term Incentives

On December 18, 2009, the Board of Directors adopted a Forfeiture and Recoupment Policy in order to recoup short-term incentive awards paid to certain officers of the company and its subsidiaries, including the Named Executive Officers. Pursuant to the policy, the company’s Board of Directors, upon recommendation by the HR Committee, may direct that all or a portion of any short-term incentive payout made to certain officers be recovered if such payout is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

The HR Committee will determine whether such recovery will be effectuated by: (i) seeking repayment from the officer, (ii) reducing the amount that would otherwise be payable to the officer under any compensatory plan, program, or arrangement maintained by the company, (iii) withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the company’s otherwise applicable compensation practices, or (iv) any combination of the foregoing. In each instance in which the potential for recovery of short-term incentives exists, the company will not seek recovery after a period of 24 months following the first public issuance or filing with the Securities and Exchange Commission (which ever first occurs) of a financial report containing a materially inaccurate statement or the achievement of performance metric criteria where the achievement of such criteria is later deemed to have been materially inaccurate.

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Long-Term Incentive Compensation

Purpose of Long-Term Incentive Awards

The long-term incentive program is designed to reward our performance for shareholders relative to other utilities. It grants performance shares and performance units in a 50%-50% ratio. We do not grant stock options. We choose to provide long-term incentive opportunities to achieve the following goals:

•

Align executives’ interests with shareholder interests: performance share and performance unit payouts are dependent on WGL Holdings common stock performance compared to peer companies. In addition, performance share awards rise and fall in value with the price of our stock during the performance period.

•

Align the interests of executives and shareholders with utility company customer interests: the company’s focus on providing safe and reliable gas supply through its damage prevention, system safety/pipeline integrity, and system reliability programs benefits utility customers and also contributes to the long-term growth of shareholder value.

•

Match market practice: the majority of regulated utility companies use plan designs similar to our performance share and performance unit programs and use similar performance measures.

•

Promote common stock ownership: payout of earned performance share awards is made 100% in common stock.

•

Encourage retention: vesting provisions in the performance share and performance unit programs provide incentive for executives to stay with us and manage the company in the long-term interests of the company, its shareholders and customers.

Award Size Determinations

The target values of the long-term incentive awards for Named Executive Officers are determined by the HR Committee based on the size-adjusted 50th percentile of the market data provided by its advisor and on internal pay equity. To arrive at the actual award sizes for performance shares and performance units, we divide the executive officer’s target value applicable to performance units (50% of the total) by the value of one performance unit on the date of grant, and the target value applicable to performance shares (50% of the total) by the value of one performance share on the date of grant, both as calculated by the HR Committee advisor using the same methodology used to develop the market data (78.5% of target for FY2013 grants).

Performance Share and Performance Unit Awards

Performance share awards are denominated in and are paid out in shares of WGL Holdings stock. Performance unit awards are denominated in dollars and are paid out in cash. In all other respects, the two awards are the same.

Performance shares and performance units will be paid out at the end of the performance period if certain long-term performance criteria are achieved and the Named Executive Officer remains an employee. If the Named Executive Officer leaves the company before the performance period has ended, he or she will forfeit any payouts for all open performance periods. Upon retirement, death or disability, however, the HR Committee has discretion to prorate awards based on the number of months worked in the performance period.

The measure of performance for performance shares and performance units is Total Shareholder Return relative to a specified peer group. Total Shareholder Return (TSR) is calculated as follows:

Total Shareholder Return	=	Change in stock price + dividend paid
Beginning stock price

Performance/Payout Relationship

The table below shows the performance and payout scale for performance share and performance unit awards. Generally, the percentile rank will not fall directly on one of the ranks listed in the left column. When this occurs, performance is interpolated between the percentiles listed in the columns on a straight-line basis.

Performance in Total Shareholder Return vs. Peers	Payout of Performance Shares or Units (% of Target Awarded)
90th percentile+	200%
70th percentile	150%
50th percentile	100%
30th percentile	50%
Less than 30th percentile	0% (No payout)

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The HR Committee adopted a new calculation methodology beginning with the long-term incentive awards granted on October 1, 2013. These awards will vest on September 30, 2016. For these and future award grants, in order to smooth end-of-period volatility, the company’s relative cumulative total shareholder return will be calculated at the end of each fiscal quarter of the third year of the performance period. The hypothetical payouts from these four total shareholder return calculations will be averaged to determine the final payout amount.

Peer Group Selection

In order to determine the peer group applicable to a particular performance period, the HR Committee generally designates companies as peers based on the following criteria:

•

classification as an energy related company under the Standard Industrialization Classification codes;

•

public equity ownership and headquarters in the United States;

•

no announced merger plans;

•

annual net revenues greater than $175 million;

•

at least 75% of assets related to U.S. natural gas distribution;

•

no significant exploration and production or electric generation assets;

•

no significant energy trading operations; and

•

an investment grade credit rating by Standard & Poor’s and Moody’s.

Companies that meet most, but not all of the above criteria are considered and included in a peer group if deemed to be comparable from other market indicators.

Long-Term Incentive Peer Group and Payout for 2011-2013 Performance Period

In September 2010, the HR Committee awarded performance shares and units for the 2011-2013 performance period (the “2011-2013 performance period”) which ran from October 1, 2010 through September 30, 2013. Such awards were made on the same terms as described above, and were to be paid out on October 1, 2013 to the extent earned through performance during that period. The 2011-2013 performance period peer group was developed using the criteria listed under, “Peer Group Selection.” The peer companies used for the 2011-2013 performance period were:

AGL Resources	Laclede Group Inc.	NSTAR
Atmos Energy	New Jersey Resources	Pepco Holdings, Inc.
Centerpoint Energy	Nicor Inc.	Piedmont Natural Gas
CH Energy Group	Northeast Utilities	South Jersey Industries
Consolidated Edison, Inc.	Northwest Natural Gas	Southwest Gas Corp.
	Northwestern Corp.	Vectren Corporation

For the 2011-2013 performance period, WGL Holdings’ final three-year TSR stock performance was at the 31.7th percentile which would have resulted in a performance share and unit payout at 53.2% of target. The HR Committee chose to have these long-term incentives payout at 61.5% of target representing the 34.4th percentile of performance, however, after taking into account a 12-day period of unusual trading in utility stocks that adversely impacted the 30-day average of stock prices used in the payout calculation. After considerable discussion and analysis, the HR Committee did not feel that inclusion of this 12-day period fairly represented the performance over the three-year period and thus chose to exclude it from the calculations for this performance period only.

Our total shareholder return performance and payout information for the 2011-2013 performance period is illustrated as follows:

Performance in Total Shareholder Return vs. Peers	Payout of Performance Shares or Units (% of Target Awarded)
90th percentile+	200%
70th percentile	150%
50th percentile	100%
34.4th percentile	61.5%
30th percentile	50%
Less than 30th percentile	0% (No payout)

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Long-Term Incentive Peer Group for 2013 — 2015 for Performance Period

The payout of performance share and unit grants made in fiscal year 2013 (i.e., on October 1, 2012) will be based on our 2013-2015 total shareholder return against peer companies during the performance period runs from October 1, 2012 through September 30, 2015. The 2013-2015 peer companies listed below were approved at the HR Committee’s September 21, 2012 meeting based on the criteria described under the heading, “Peer Group Selection”.

AGL Resources	Laclede Group Inc.	Pepco Holdings, Inc.
Atmos Energy	New Jersey Resources	Piedmont Natural Gas
CenterPoint Energy	MGE Energy	South Jersey Industries
Chesapeake Utilities Corp.	Northeast Utilities	Southwest Gas Corp.
Consolidated Edison, Inc.	Northwest Natural Gas	UIL Holdings
Integrys Energy Group, Inc.	Northwestern Corp.	Vectren Corporation

Other Prior Year Awards

Performance share and unit award grants also were made for the 2012-2014 performance period which runs from October 1, 2011 through September 30, 2014. The terms of those awards are similar to those described above.

Analysis

Key Analytic Tools

The HR Committee uses specific analytic tools as well as its seasoned business judgment in forming recommendations and decisions on executive compensation matters. To facilitate the HR Committee’s decision-making process for fiscal year 2013, its adviser prepared: an executive compensation market study, retirement benefits analysis, compensation tally sheets for each executive, pay and performance comparisons, incentive risk evaluation and information on executive compensation trends. These materials were delivered to the HR Committee members in advance of HR Committee meetings and were the subject of discussion between HR Committee members and the adviser.

In addition, the HR Committee received and considered comprehensive reports from management on corporate and individual executive performance. Corporate performance was discussed with the HR Committee at the time our financial results for fiscal year 2013 were being released to the public. The HR Committee considered our corporate performance as measured by our reported financial results for fiscal year 2013, the corporate scorecard for fiscal year 2013 and in comparison to our financial goals. Details regarding the targets and results for our corporate scorecard are reported elsewhere in this CD&A.

Individual performance is measured each year by the HR Committee and our management. Every other year the HR Committee assesses performance in part by the use of a multi-rater survey of our executives. This multi-rater survey is prepared and administered by a consultant to the company and the HR Committee. The HR Committee members also have direct knowledge of the performance of several of the executives through regular and special reports by these executives to the Board of Directors and board committees. In addition, our Chairman and Chief Executive Officer discusses the performance of our other executives in detail with the HR Committee.

Several specific corporate performance factors and individual performance factors were considered by the HR Committee in establishing the compensation of our Named Executive Officers for fiscal year 2013. Those corporate and leadership performance factors are specifically described elsewhere in this proxy statement.

Retirement Benefits

Retirement benefits are designed to reward continued service. We choose to have them to provide post-employment security to our employees and because they are an essential part of a total compensation package that is competitive with those offered by other companies, particularly other gas and electric utilities.

We provide retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. Retirement benefit programs applicable to the Named Executive Officers are:

•

tax-qualified employee benefit plans that are available to our employees, including the Washington Gas Light Company Savings Plan (“401(k) Plan”), and the Washington Gas Light Company Employees’ Pension Plan (the “Pension Plan”);

•

the Defined Benefit Supplemental Executive Retirement Plan (“DB SERP”);

•

the Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”); and

•

the Defined Contribution Restoration Plan.

The 401(k) Plan is a tax-qualified retirement plan in which the Named Executive Officers participate on the same terms as our other participating employees.

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The Pension Plan is a tax-qualified, non-contributory pension plan covering active employees (including certain executive officers) and vested former employees of Washington Gas and certain affiliates. Effective July 1, 2009, the Pension Plan was closed to new management employee entrants. All employees hired after that date receive an enhanced benefit in the form of an employer contribution under the 401(k) plan. The enhanced 401(k) benefit consists of a company contribution between 4%-6% of base compensation (depending on length of service) to subject employees. Executive officers receive this benefit on the same terms as our other participating employees. The Pension Plan was closed in order to reduce the company’s risk and to provide a greater degree of predictability regarding the company’s long-term financial obligations. Each of the Named Executive Officers, except Ms. Thornton, participates in the Pension Plan. Ms. Thornton was hired after July 1, 2009 and, consequently, she receives an enhanced 401(k) benefit.

The DB SERP is a defined benefit plan that allows accrual of a higher benefit than the qualified plan, but vests it more slowly. This plan allows us to: (i) attract mid-career executive hires by replacing foregone pension benefits at former employers, and (ii) be competitive with pensions provided to executives at peer companies which aids in the retention of our executive officers.

On December 18, 2009, the DC SERP was adopted. The DB SERP was closed to new participants on December 31, 2009. Employees hired or promoted after December 31, 2009 are eligible to participate only in the DC SERP. Those individuals that were executives at that time had a choice of either remaining in the DB SERP or joining the new DC SERP. The closing of the DB SERP to new participants was made for several reasons. By closing the DB SERP to new participants and creating the DC SERP, the company is able to: (i) reduce its risk, (ii) provide greater predictability of its long-term financial obligations, and (iii) align executive compensation with prevailing market practices. The benefits provided under the DC SERP were designed to be at the market median and competitive with those offered by other gas and electric utilities. Each of the Named Executive Officers, except Ms. Thornton, is a participant under the DB SERP. Ms. Thornton is a participant under the DC SERP.

The DB SERP and DC SERP include a “clawback” provision that requires a participant to forfeit benefit payments under certain circumstances. Under this clawback provision, if a DB SERP or DC SERP participant willfully performs any act or willfully fails to perform any act that may result in material discredit or substantial detriment to the company, then upon a majority vote of the Board of Directors, the participant, his or her surviving spouse and any beneficiary of those persons, will forfeit any benefit payments owing on and after a date fixed by the Board of Directors. After this fixed date, the company will have no further obligation under the DB SERP or DC SERP to the participant, his or her spouse or any beneficiary. Also, under the clawback provision, if a participant has received a lump-sum benefit, the participant or the surviving spouse would be required to return a proportionate share of that lump sum payment to Washington Gas.

The Defined Contribution Restoration Plan provides supplemental retirement benefits to employees who are not participants in the DB SERP and whose base salary exceeds the limit set forth in IRS tax code section 401(a)(17). Of the Named Executive Officers, only Ms. Thornton is a participant under the Defined Contribution Restoration Plan.

See “PENSION AND OTHER RETIREMENT BENEFITS” later in this proxy statement for a discussion of the other aspects of the Pension Plan.

See “PENSION AND OTHER RETIREMENT BENEFITS” later in this proxy statement for a discussion of other aspects of the DB SERP, DC SERP and Defined Contribution Restoration Plan.

Severance/Change in Control Protections

Severance/change in control provisions are designed to reward executives for remaining employed with us during a time when their prospects for continued employment following the transaction may be uncertain (since many transactions result in significant organizational changes at the senior executive level). We choose to provide severance/change in control protections so that executives will remain focused on shareholders’ and customers’ interests during the change in control. This serves to promote a stable executive team during the transition process. Such protections are also helpful in hiring executives from well-compensated positions in other companies or in situations where they are considering attractive opportunities with other companies.

We offer limited severance benefits to executive officers in the event of a change in control of WGL Holdings or Washington Gas. Upon such an event, Named Executive Officers would be provided with severance benefits which include the value of two or three years’ worth of target-level compensation (established based on market data) if their employment were actually or constructively terminated without cause in connection with a change in control.

Named Executive Officers should not be entitled to receive cash severance benefits merely because a change in control transaction occurs. Therefore, the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives (the “CIC Plan”) provides for the payment of severance benefits upon a “double trigger” event. A “double trigger” event used in this context means that cash payments happen only upon the occurrence of both a change in control and either: (i) an involuntary termination of employment or (ii) a voluntary termination with good reason. Further, vesting/payout of one-half of outstanding long-term incentive awards is also subject to a “double trigger.” The other one-half vests immediately upon a change in control, consistent with current market practice.

Given that none of the Named Executive Officers has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or actual or target annual bonus, we have concluded that a constructive termination severance trigger is appropriate to prevent potential acquirers from having an incentive to cause constructive termination of a Named Executive Officer’s employment to avoid paying any severance benefits at all. Without a constructive termination severance trigger, following a change in control, an acquirer could materially demote a Named Executive Officer, materially reduce his or her salary and reduce or eliminate his or her annual bonus opportunity in order to force the Named Executive Officer to terminate his or her own employment and thereby avoid paying severance. Thus, the CIC Plan provides certain benefits for Named Executive Officers in the event of a “qualified termination” which includes voluntary termination for “good reason,” as this term is defined in the CIC Plan.

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If a change in control payment exceeds the limit for deductible payments under Section 280G of the Internal Revenue Code by 10% or more, reimbursement will be made for the full amount of any excise taxes (but not income taxes) imposed, and for all taxes due on the amount of that reimbursement. This provision is intended to preserve the level of change-in-control severance protections that we have determined to be appropriate. On November 17, 2010, the Board of Directors eliminated the reimbursement by the company of excise taxes imposed on such severance payments for any executive officers that become covered by the terms of the CIC Plan on or after January 1, 2011. Each of the Named Executive Officers, except Ms. Thornton, were covered by the CIC Plan prior to January 1, 2011.

Levels of change-in-control payments were developed in prior years and were either reaffirmed or adjusted after a thorough reevaluation of such protection by the HR Committee in 2006. That re-evaluation included input from the HR Committee’s advisor and considered both market practice and best practice.

See “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL — Change in Control Severance Plan for Certain Executives” later in this proxy statement for a discussion of the other aspects of the CIC Plan.

Perquisites

Our limited perquisites are not designed to reward any particular performance or behavior. We choose to provide them to Named Executive Officers only when the perquisite provides competitive value and promotes retention of executives, or when the perquisite provides shareholder value.

We have a program of income tax, estate and financial planning services for our executive officers. We pay the actual cost of these services provided to the executive officer up to a pre-determined ceiling. We also pay the cost of certain other perquisites for executive officers, including parking at our headquarters building, a vehicle allowance and an annual physical examination. Benefits available to the Named Executive Officers are noted in the footnotes to the Summary Compensation Table. The values of perquisites provided to each Named Executive Officer in 2013 are reported in Column (i) of the Summary Compensation Table in this proxy statement.

Timing of Compensation

Under our current policy, long-term incentive awards are granted effective each October 1, the first day of the fiscal year. Short-term incentive payouts are generally made in December. The HR Committee has the discretion to make awards at any time.

Following is a discussion of the timing of compensation decisions for fiscal year 2013:

•

Base salary changes for 2013 were determined at the September 21, 2012 HR Committee and September 26, 2012 board meetings;

•

Short and long-term incentive goals for 2013 were set at the September 21, 2012 HR Committee meeting;

•

Performance share and performance unit grants were approved at the September 21, 2012 HR Committee meeting for grants effective on October 1, 2012 using the stock price on that date, and;

•

Short-term incentive payments for 2013 were approved at the HR Committee and Board meetings held on November 13, 2013.

Impact of Prior Compensation

Amounts realizable from prior compensation did not serve to increase or decrease 2013 compensation amounts. The HR Committee’s primary focus was on achieving market-level compensation opportunities.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

As described above in this CD&A, market data, retention needs, performance and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate and individual performances are the primary factors in determining the ultimate value of those compensation opportunities.

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Role of Executive Officers

Mr. McCallister, our Chairman and Chief Executive Officer, recommended to the HR Committee compensation opportunities for the other Named Executive Officers. Mr. McCallister was not involved in determining his own compensation. In determining short-term incentive payouts for 2013, Mr. McCallister recommended an Individual Factor specific to each Named Executive Officer, except for himself. None of the other Named Executive Officers had any role in determining their executive compensation.

Executive Officer Stock Ownership Requirements

Our executive officers are subject to mandatory stock ownership requirements. Under the requirements:

(i)

the Chief Executive Officer is required to hold 3x base salary in WGL Holdings common stock;

(ii)

the President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, and the Vice President and General Counsel are each required to hold 2x base salary in WGL Holdings common stock; and

(iii)

all other executive officers are required to hold 1x base salary in WGL Holdings common stock.

Executive officers must retain performance shares issued through incentive plans (currently the Omnibus Incentive Compensation Plan) net of tax withholding until the threshold holding requirement is met. At the discretion of the Chief Executive Officer, holding requirement waivers may be granted from time to time, if an executive officer is able to demonstrate a financial hardship.

Company Policy Regarding the Economic Risk of Common Stock Ownership

Our code of conduct prohibits executive officers, directors and other individuals with material non-public information from engaging in purchases, sales or option exercises with respect to our common stock outside of certain window periods, except in accordance with trading plans that comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.

Anti-Hedging and Pledging Policy

Effective November 1, 2012, the company adopted an anti-hedging and pledging policy that prohibits all employees, including executive officers, and members of the Board of Directors from hedging or pledging WGL Holdings common stock.

Other Compensation Matters

We do not have any written or unwritten employment agreements with any of the Named Executive Officers. Each Named Executive Officer is an employee at will. All elements of executive compensation are regularly benchmarked against executive compensation in peer companies. Base salary, short-term incentive, and long-term incentive compensation are benchmarked annually.

Compensation Risk Evaluation

In late fiscal 2013, the Human Resources Committee’s executive compensation adviser, Meridian Compensation Partners, LLC (“Meridian”), conducted an update of a risk evaluation of the company’s compensation policies and practices for all employees, including executives, that was initially conducted in 2011. Management reviewed the evaluation results with the Human Resources Committee and Meridian. The goal of the evaluation was to identify any features of the company’s compensation policies and practices that could encourage excessive risk-taking. The evaluation utilized a process that inventoried existing incentive plans and their salient features and examined design and administrative features of these plans to determine risk aggravating or mitigating factors.

In order to focus employees on performance objectives that promote the best interests of the company and its shareholders, short-term and long-term incentive-based compensation is linked to the achievement of measurable financial and business and, in the case of short-term incentives, individual performance goals. The risk evaluation conducted by Meridian found that these arrangements are coupled with compensation design elements and other controls that discourage business decision-making that is focused solely on the compensation consequences and mitigate risks.

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Based on the results of the evaluation, we believe that our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of our executive incentive compensation program illustrate this point:

•

Our performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure;

•

Our annual and long-term incentives provide a defined and capped range of payout opportunities;

•

Total direct compensation levels are heavily weighted on long-term, equity-based incentive awards with vesting schedules that fully materialize over a number of years;

•

Equity incentive awards are granted annually so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long term; and

•

We have implemented meaningful executive officer stock ownership requirements so that executive officer personal wealth is significantly tied to the long-term success of our company.

Based on the above combination of program features, we believe that: (i) our executives are encouraged to manage the company in a prudent manner, and (ii) our incentive programs are not designed in a manner to encourage our senior business leaders to take risks that are inconsistent with the best interests of the company’s customers, shareholders and other stakeholders.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables and related footnotes and discussion present information about compensation for the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of WGL Holdings and its subsidiaries (the “Named Executive Officers”). The “Summary Compensation Table” below quantifies the value of the different forms of compensation awarded to, earned by, or paid to Named Executive Officers in fiscal years 2011, 2012 and 2013.

The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in Fiscal 2013” table and the description of the material terms of the performance shares and units granted in fiscal year 2013 that follows it, provide information regarding the long-term equity incentives awarded to Named Executive Officers that are reported in the Summary Compensation Table. The “Outstanding Equity Awards at Fiscal 2013 Year End” and “Option Exercises and Stock Vested in Fiscal Year 2013” tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

The “Pension Benefits” and “Non-Qualified Deferred Compensation” tables and related description of the material terms of the retirement plans describe each Named Executive Officer’s retirement benefits and deferred compensation to provide context to the amounts listed in the Summary Compensation Table.

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Realized Long-Term Incentive Payouts

Compensation granted to the Named Executive Officers and reported in the “stock awards” column of the Summary Compensation Table on page 28 represents a long-term incentive for future performance, not current cash compensation. This long-term incentive pay will not actually be received by the Named Executive Officers for three years and remains at risk of forfeiture. While the amounts shown in the “stock awards” column of the Summary Compensation Table reflect the grant-date value of equity awards received by a Named Executive Officer, they do not reflect how the company’s total shareholder return over the three year vesting period will impact the actual payout. The compensation actually realizable – or realized – by the individual may be considerably more or less based on how well the company’s total shareholder return performs against a peer group. Please see the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of our executive compensation structure, total shareholder return and the long-term incentive program.

The table below outlines the aggregate realized long-term incentive earned payouts for the performance periods ended September 30, 2013, 2012 and 2011 in contrast to the target long-term award amounts for the same periods. This table illustrates the pay for performance nature of our executive compensation program.

AGGREGATE LONG-TERM INCENTIVE (“LTI”) PAYOUTS COMPARED TO INITIAL TARGET VALUE FOR SEPT. 30, 2013, 2012 AND 2011

	Actual TSR Performance	Payout % of Target
LTI vested 9/30/11	59th Percentile	122.5%
LTI vested 9/30/12	22nd Percentile	0.0%
LTI vested 9/30/13	34th Percentile	61.0%

	McCallister		Ammann		Chapman		Chandra		Thornton
	Target Award Value(1)	Total Value Delivered(2)	Target Award Value(1)	Total Value Delivered(2)	Target Award Value(1)	Total Value Delivered(2)	Target Award Value(1)	Total Value Delivered(2)	Target Award Value(3)	Total Value Delivered(3)
LTI vested 9/30/11	$ 666,558	$ 899,846	$ 447,644	$604,284	$ 400,524	$540,651	$270,288	$364,886	n/a	n/a
LTI vested 9/30/12	$1,087,012	$ 0	$ 450,000	$ 0	$ 525,974	$ 0	$277,272	$ 0	n/a	n/a
LTI vested 9/30/13	$1,372,728	$ 891,994	$ 473,376	$307,618	$ 640,910	$416,460	$358,442	$232,928	n/a	n/a
TOTAL	$3,126,298	$1,791,840	$1,371,020	$911,902	$1,567,408	$957,111	$906,002	$597,814	n/a	n/a

(1)

The target amounts represent the aggregate grant date fair value of the performance share and unit awards computed in accordance with FASB ASC Topic 718.

(2)

Realized long-term incentive payout (or “total value delivered”) means the cash value of earned performance units and the share value of earned performance shares on the date of vesting.

(3)

No values are shown for Ms. Thornton in the table or graph because she joined the company in 2011 and, consequently, did not have any long-term incentive awards that were scheduled to vest during the time periods reflected above.

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Summary Compensation Table

The following table presents information about compensation for the Named Executive Officers. It includes compensation awarded to, earned by or paid to the Named Executive Officers during fiscal years 2011, 2012 and 2013. Each of the below-named individuals was also an executive officer of Washington Gas Light Company (Washington Gas), our utility subsidiary. The compensation shown in the following table was paid to the individual by Washington Gas.

Name and Principal Position(1) (a)	Year (b)	Salary (c)	Stock Awards(2) (e)	Non-Equity Incentive Compensation ($)(3)(g)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Terry D. McCallister Chairman of the Board and Chief Executive Officer	2013	$795,000	$1,747,097	$751,772	$1,000,442	$35,239	$4,329,550
	2012	$790,000	$1,703,036	$703,100	$2,800,426	$36,936	$6,033,498
	2011	$755,000	$1,494,841	$733,294	$ 970,061	$52,829	$4,006,025
Vincent L. Ammann, Jr. Senior Vice President and Chief Financial Officer	2013	$440,000	$ 552,542	$281,325	$ 127,161	$27,990	$1,429,018
	2012	$425,000	$ 538,933	$271,734	$ 727,228	$27,534	$1,990,429
	2011	$405,000	$ 515,495	$280,108	$ 318,858	$26,818	$1,546,279
Adrian P. Chapman President and Chief Operating Officer	2013	$530,000	$ 931,788	$452,156	$ 251,398	$36,082	$2,201,424
	2012	$505,000	$ 896,544	$393,269	$1,635,631	$38,269	$3,468,713
	2011	$470,000	$ 697,925	$395,623	$ 536,375	$46,143	$2,146,066
Gautam Chandra Vice President	2013	$385,000	$ 435,116	$230,278	$ 94,956	$28,320	$1,173,670
	2012	$375,000	$ 427,970	$213,281	$ 588,068	$26,702	$1,631,021
	2011	$345,000	$ 390,340	$223,388	$ 184,600	$26,304	$1,169,632
Leslie T. Thornton(6) Vice President and General Counsel	2013	$345,000	$ 368,269	$200,531	$ 36,951	$29,532	$ 980,283
	2012	$310,000	$ 314,492	$137,240	$ 15,561	$20,925	$ 798,218

(1)

The principal positions shown are as of September 30, 2013. Please note that columns (d) “Bonus” and (f) “Option Awards” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the Named Executive Officers during fiscal years 2013, 2012 or 2011.

(2)

Stock awards consist of performance shares and performance units. For a description of the vesting conditions of performance shares and performance units, see “Performance Shares and Performance Units” following the Grants of Plan-Based Awards in Fiscal Year 2013 table. The amounts in column (e) include the sum of the values for performance shares and performance units. The following Named Executive Officers were granted the corresponding target value of performance units in fiscal year 2013: Mr. McCallister — $873,514; Mr. Ammann — $276,260; Mr. Chapman — $465,874; Mr. Chandra — $217,555 and Ms. Thornton — $184,120. The following Named Executive Officers were granted the corresponding target value of performance units in fiscal year 2012: Mr. McCallister — $851,534; Mr. Ammann — $269,473; Mr. Chapman — $448,276; Mr. Chandra — $213,993; and Ms. Thornton — $157,245. The following Named Executive Officers were granted the corresponding target value of performance units in fiscal year 2011: Mr. McCallister — $747,450; Mr. Ammann — $257,753; Mr. Chapman — $348,976; and Mr. Chandra $195,172.

The amounts disclosed in column (e) represent the aggregate grant date fair value of the performance share and unit awards computed in accordance with FASB ASC Topic 718 at the target level of payout. The values of these awards, assuming that the highest level of performance conditions are achieved, are as follows: Fiscal year 2013: Mr. McCallister — $3,494,194; Mr. Ammann — $1,105,084; Mr. Chapman — $1,863,575; Mr. Chandra — $870,232 and Ms. Thornton — $736,538. Fiscal year 2012: Mr. McCallister — $3,406,072; Mr. Ammann — $1,077,864; Mr. Chapman — $1,793,088; Mr. Chandra — $855,940; and Ms. Thornton — $628,984. Fiscal year 2011: Mr. McCallister — $2,989,682; Mr. Ammann — $1,030,990; Mr. Chapman — $1,395,850; and Mr. Chandra — $780,680. For a discussion of the assumptions and methodologies used to calculate the amounts in column (e), see the discussion of performance shares and performance units contained in Note 11 (Stock-Based Compensation) to the WGL Holdings Consolidated Financial Statements, included as part of the company’s 2013 Annual Report on Form 10-K filed with the SEC on November 20, 2013. There were no forfeitures of performance shares or performance units by any Named Executive Officer in fiscal years 2011, 2012, or 2013. We caution that the actual amount ultimately realized by a Named Executive Officer from the disclosed awards listed under column (e) will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of applicable vesting.

(3)

The amounts shown in column (g) constitute the short-term incentive payouts made to the Named Executive Officers as described in the CD&A. The fiscal year 2013 short-term incentive payout amounts were paid in December 2013.

(4)

Column (h) reflects pension accruals for the officers, except Ms. Thornton. Ms. Thornton is not a participant of the pension plan. There are no above market or preferential earnings on compensation deferred on a basis that are not tax-qualified, including such earnings on non-qualified contribution plans. The pension accrual amounts represent the difference in present value (measured at the respective fiscal year-end dates shown in the table) based on assumptions shown in the text following the “Pension Benefits” table set forth later in this proxy statement. The amounts shown for Ms. Thornton are those earned as a participant of the defined contribution supplemental executive retirement plan and the defined contribution restoration plan.

(5)

The amounts in column (i) represent the values of perquisites and matching contributions under the Washington Gas Light Company’s Savings Plan for Management Employees (the “401(k) Savings Plan”). The value of perquisites is set forth in the “Perquisites” table. The following Named Executive Officers received the corresponding amounts as matching contributions under the 401(k) Savings Plan during fiscal year 2013: Mr. McCallister — $10,200; Mr. Ammann — $10,193; Mr. Chapman — $10,162, Mr. Chandra -—-$10,069 and Ms. Thornton: $10,864. The following Named Executive Officers received the corresponding amounts as matching contributions under the 401(k) Savings Plan during fiscal year 2012: Mr. McCallister — $9,930; Mr. Ammann — $10,000; Mr. Chapman — $10,100, Mr. Chandra -—-$9,808; and Ms. Thornton: $8,585. The following Named Executive Officers received the corresponding amounts as matching contributions under the 401(k) Savings Plan during fiscal year 2011: Mr. McCallister — $9,531; Mr. Ammann — $9,800; Mr. Chapman — $9,450; and Mr. Chandra — $10,100.

(6)

Ms. Thornton was hired by the company as Counsel to the Chairman on November 28, 2011 and was promoted to the position of Vice President and General Counsel on January 1, 2012. Therefore, Ms. Thornton was included in the summary compensation table (and the other compensation tables of this proxy statement) for the first time in fiscal year 2012. As a result, the table above, plus the other compensation tables, only reflect her compensation for fiscal years 2012 and 2013.

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Perquisites

We have a program of income tax, estate and financial planning services for our executive officers. We pay the actual cost of these services provided to the executive up to a pre-determined ceiling depending on the level of the executive officer. The highest amount provided to any executive under the income tax, estate and financial planning program is $10,000 per year. We also pay the cost of certain other perquisites for executive officers, including: parking at our headquarters building, a vehicle allowance and an annual physical examination. We had memberships at three clubs during 2011 held in the names of the Chairman and Chief Executive Officer and the President and Chief Operating Officer that were for use for business purposes. However, these memberships were cancelled as of December 31, 2011.

The following table sets forth the incremental value of perquisites for the Named Executive Officers in 2011, 2012 and 2013 included in the “All Other Compensation” column (i) of the Summary Compensation Table above.

FISCAL YEARS 2011, 2012 AND 2013 INCREMENTAL COST OF PERQUISITES PROVIDED TO NAMED EXECUTIVE OFFICERS

Name and Principal Position	Year	Tax and Financial Counseling ($)	Vehicle Allowance ($)	Parking ($)	Physical ($)	Insurance ($)	Tax Gross-up ($)	Club Dues ($)	Total ($)
Terry D. McCallister Chairman of the Board and Chief Executive Officer	2013	$ 0	$8,400	$6,574	$1,697	$5,384	$2,984	$ 0	$25,039
	2012	$ 0	$8,400	$6,574	$1,860	$6,316	$3,916	$ 0	$27,006
	2011	$ 0	$8,400	$6,268	$2,387	$5,684	$2,315	$18,244	$43,298
Vincent L. Ammann, Jr. Senior Vice President and Chief Financial Officer	2013	$ 0	$8,400	$3,287	$2,038	$3,236	$ 836	$ 0	$17,797
	2012	$ 0	$8,400	$3,287	$1,327	$3,460	$1,060	$ 0	$17,534
	2011	$ 0	$8,400	$3,134	$1,439	$3,365	$ 680	$ 0	$17,018
Adrian P. Chapman President and Chief Operating Officer	2013	$2,760	$8,400	$6,574	$1,940	$4,323	$1,923	$ 0	$25,920
	2012	$3,350	$8,400	$6,574	$3,209	$4,518	$2,118	$ 0	$28,169
	2011	$ 0	$8,400	$6,268	$1,730	$3,511	$ 784	$16,000	$36,693
Gautam Chandra Vice President	2013	$1,556	$8,400	$3,287	$1,757	$2,783	$ 468	$ 0	$18,251
	2012	$ 0	$8,400	$3,287	$1,708	$2,907	$ 592	$ 0	$16,894
	2011	$ 0	$8,400	$3,134	$1,495	$2,870	$ 305	$ 0	$16,204
Leslie T. Thornton Vice President and General Counsel	2013	$ 0	$8,400	$3,287	$3,227	$2,768	$ 986	$ 0	$18,668
	2012	$ 0	$8,400	$2,465	$3,227	$ 524	$ 524	$ 0	$12,340

The amounts set forth in the “tax gross-up” column in the above table represent the amount of taxes paid by the company on behalf of officers relating to life insurance coverage with benefits in excess of $50,000. We provide the executive officers (and all employees) life insurance equal to one times the employees’ salary. Under the Internal Revenue Code, the cost of the first $50,000 of life insurance paid by us is not taxable income to the employee. However, the premiums we paid for insurance in excess of $50,000 is taxable income (imputed income) to the employee. The company “grosses up” the income of the Named Executive Officers for the taxes on this imputed income (i.e., we pay the taxes for the Named Executive Officers on this imputed income). The imputed income amount and the amount of the tax gross up are both taxable income to the Named Executive Officer.

The amounts under the column entitled, “insurance” in the above table represent the premiums paid by the company for the respective Named Executive Officer’s long term care and imputed income for life insurance.

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Grants of Plan-Based Awards in Fiscal Year 2013

The following Grants of Plan-Based Awards table sets forth information concerning the range of short-term incentive opportunities and opportunities under grants of performance shares and units to our Named Executive Officers during the fiscal year ended September 30, 2013. The grants in the following table were made under the Omnibus Incentive Compensation Plan.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of Stock(2) ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold Number of Shares of Stock (#) (f)	Target Number of Shares of Stock (#) (g)	Maximum Number of Shares of Stock (#) (h)
Terry D. McCallister
Short-term Incentive	N/A	$ 211,172	$675,750	$1,013,625	—	—	—	—
Performance Share Program	10/01/12	—	—	—	10,994	21,988	43,976	$873,583
Performance Unit Program	10/01/12	$ 436,757	$873,514	$1,747,028	—	—	—	$873,514
Vincent L. Ammann, Jr.
Short-term Incentive	N/A	$ 75,625	$242,000	$363,000	—	—	—	—
Performance Share Program	10/01/12	—	—	—	3,477	6,954	13,908	$276,282
Performance Unit Program	10/01/12	$ 138,136	$276,272	$552,544	—	—	—	$276,260
Adrian P. Chapman
Short-term Incentive	N/A	$ 124,219	$397,500	$596,250	—	—	—	—
Performance Share Program	10/01/12	—	—	—	5,864	11,727	23,454	$465,914
Performance Unit Program	10/01/12	$ 232,937	$465,874	$931,748	—	—	—	$465,874
Gautam Chandra
Short-term Incentive	N/A	$ 66,172	$211,750	$317,625	—	—	—	—
Performance Share Program	10/01/12	—	—	—	2,738	5,476	10,952	$217,561
Performance Unit Program	10/01/12	$ 108,778	$217,555	$435,110	—	—	—	$217,555
Leslie T. Thornton
Short-term Incentive	N/A	$ 53,906	$172,500	$258,750	—	—	—	—
Performance Share Program	10/01/12	—	—	—	2,318	4,635	9,270	$184,149
Performance Unit Program	10/01/12	$ 92,061	$184,121	$368,242	—	—	—	$184,120

Note that columns: (i) “All Other Stock Awards,” (j) “All Other Option Awards: Number of Securities,” and (k) “Exercise Price of Option Awards,” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the Named Executive Officers during fiscal year 2013.

No consideration was paid by any of the Named Executive Officers for the awards listed in the “Grants of Plan-Based Awards” table.

(1)

Amounts in these columns represent the threshold, target and maximum payouts under our Performance Share Program for the 36-month performance period from October 1, 2012 through September 30, 2015.

(2)

Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance unit and performance share awards granted in fiscal year 2013 at the target level of payout. The values of these awards, assuming that the highest level of performance conditions are achieved, are as follows: Performance shares: Mr. McCallister — $1,747,166; Mr. Ammann — $552,564; Mr. Chapman — $931,828; Mr. Chandra — $435,122; and Ms. Thornton $368,298. Performance units: Mr. McCallister — $1,747,028; Mr. Ammann — $550,544; Mr. Chapman — $931,748; Mr. Chandra — $435,110 and Ms. Thornton $368,242. For a discussion of the assumptions and methodologies used to calculate the amounts reported, see the discussion of performance shares and units contained in Note 11 (Stock Based Compensation) to the company’s Consolidated Financial Statements, included as part of WGL Holdings’ 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

No Employment Agreements with Named Executive Officers

None of the Named Executive Officers have employment agreements with the company.

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Performance Shares and Performance Units

Performance share awards are denominated and paid out in shares of WGL Holdings common stock. Performance unit awards are denominated in dollars and are paid out in cash. In all other respects, the two awards are the same.

The vesting of performance share and performance unit awards is conditioned upon the performance of the company and the officer’s continued employment. As long as each Named Executive Officer continues to remain an employee, performance shares and units become earned and vested based on WGL Holdings’ comparative total shareholder return over a designated three-year performance period. Performance share award grantees do not have the rights of shareholders until the performance shares fully vest. Therefore, performance share grantees do not receive dividends or other earnings on the performance share until it fully vests. Since the performance units pay out in cash once vested, performance unit grantees do not receive dividends or other rights of shareholders.

For further information regarding the performance share and performance unit payout peer groups and the total shareholder return necessary for the vesting of performance shares, please see the discussion under the heading, “Long-Term Incentive Compensation-Performance Share and Performance Unit Awards” in the Compensation Discussion & Analysis section of this proxy statement.

Awards are converted to cash for shares to the extent necessary to satisfy minimum tax withholding or any governmental levies. Performance shares and performance units are generally forfeited for no value if a Named Executive Officer’s employment terminates prior to the end of the performance period. However, a Named Executive Officer, subject to the sole discretion of the Human Resources Committee of the company’s Board of Directors, may vest in all or a portion of his or her outstanding performance shares or performance units if his or her employment terminates as a result of retirement, death, or disability. Under certain circumstances, following a change in control, between 50% to 100% of an officer’s outstanding performance share or performance unit awards granted on or after December 15, 2006 would become fully vested at target levels.

Options

The company has not granted stock options since October 1, 2006 because the company’s compensation program changed to eliminate granting stock options and to begin granting performance shares and units. None of the Named Executive Officers exercised stock options during fiscal year 2013.

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Outstanding Equity Awards at Fiscal 2013 Year-End

The following table summarizes the equity awards we have made to our Named Executive Officers which were outstanding as of September 30, 2013. Outstanding equity awards at fiscal year-end consist of performance shares and performance units.

Name (a)	Stock Awards
	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested(1)(2) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested(2) ($) (j)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested(3)(#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested(3) ($) (l)
Terry D. McCallister
Awarded 10-1-10	18,167	$775,913	686,364	$686,364
Awarded 10-1-11	21,839	$932,744	853,240	$853,240
Awarded 10-1-12	21,988	$939,107	885,019	$885,019
Vincent L. Ammann, Jr.
Awarded 10-1-10	6,265	$267,578	236,688	$236,688
Awarded 10-1-11	6,911	$295,168	270,013	$270,013
Awarded 10-1-12	6,954	$297,005	278,898	$278,898
Adrian P. Chapman
Awarded 10-1-10	8,482	$362,266	320,455	$320,455
Awarded 10-1-11	11,497	$491,036	449,174	$449,174
Awarded 10-1-12	11,727	$500,860	472,010	$472,010
Gautam Chandra
Awarded 10-1-10	4,744	$202,616	179,221	$179,221
Awarded 10-1-11	5,488	$234,392	214,422	$214,422
Awarded 10-1-12	5,476	$233,880	220,420	$220,420
Leslie T. Thornton
Awarded 11-28-11	4,033	$172,249	157,560	$157,560
Awarded 10-1-12	4,635	$197,960	186,546	$186,546

(1)

Note that columns: (b), (c), (d), (e) and (f) relating to the number of securities underlying unexercised options, exercise price and option expiration date have been omitted because none of the Named Executive Officers owned any stock options at the end of fiscal year 2013.

(2)

Columns (i) and (j) relate to performance shares. Performance shares become earned and vested at the end of a three-year performance period, subject to: i) such officer’s continued employment and ii) the comparative total shareholder return of WGL Holdings as compared to the total shareholder return of a peer group of companies during the three year performance period. The number of performance shares shown in the “Awarded 10-1-10”, “Awarded 10-1-11”, and “Awarded 10-1-12” rows for each Named Executive Officer in column (i) of the “Outstanding Equity Awards at Fiscal 2013 Year-End” table are the target number of shares that may become earned if WGL Holdings total shareholder return is at the 50th percentile of its peer group of companies. The value shown in column (j) of the table is the number of shares shown in column (i) times the closing price of WGL Holdings common stock on September 30, 2013 ($42.71), the last trading day of fiscal year 2013.

(3)

Columns (k) and (l) relate to performance units. Performance units are payable in cash and become earned and vested at the end of a three-year performance period, subject to: i) such officer’s continued employment and ii) the comparative total shareholder return of WGL Holdings as compared to the total shareholder return of a peer group of companies during the three year performance period. The number of performance units shown for each Named Executive Officer in column (k) of the “Outstanding Equity Awards at Fiscal 2013 Year-End” table in the “Awarded 10-1-10”, “Awarded 10-1-11”, “Awarded 10-1-12” rows are the target number of units that may be earned if WGL Holdings total shareholder return is at the 50th percentile of its peer group of companies. The value shown in column (l) of the table is the number of units shown in column (k) multiplied by $1.00 which is the market value of each performance share unit.

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Option Exercises and Stock Vested in Fiscal Year 2013

The following table provides information about the value realized by the Named Executive Officers on option award exercises and stock award vesting during the fiscal year ended September 30, 2013.

Name (a)	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting(2) (#) (d)	Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($) (e)
Terry D. McCallister	0	$0	0	0	$0.00
Vincent L. Ammann, Jr.	0	$0	0	0	0.00
Adrian P. Chapman	0	$0	0	0	0.00
Gautam Chandra	0	$0	0	0	0.00
Leslie T. Thornton	0	$0	0	0	0.00

(1)

No stock options were exercised by the Named Executive Officers during fiscal year 2013.

(2)

The information in the above table under the heading, “Stock Awards” reflects the aggregate dollar value realized upon vesting of performance shares. The performance period of the performance shares ended on September 30, 2012, however, the determination of the aggregate dollar value and payout occurred in October 2012 which is the first month of FY2013.

Non-Qualified Deferred Compensation

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ deferred compensation balances during fiscal year 2013, and also shows the total deferred amounts for the Named Executive Officers at the end of fiscal year 2013.

Name (a)	Plan	Executive Contributions in Last FY (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Terry D. McCallister	n/a	0	0	0	0	0
Vincent L. Ammann, Jr.	n/a	0	0	0	0	0
Adrian P. Chapman	n/a	0	0	0	0	0
Gautam Chandra	n/a	0	0	0	0	0
Leslie T. Thornton(1)	DC SERP	0	$34,343	$2,608	0	$36,951

(1)

Ms. Thornton received the indicated amounts as a participant of the company’s defined contribution supplemental executive retirement plan and the defined contribution restoration plan. The terms of these plans are provided under the “Pension and Other Retirement Benefits” section of this proxy statement.

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Pension and Other Retirement Benefits

The following table and related discussion describes the present value of accumulated benefits payable under our Washington Gas Light Company Employees’ Pension Plan (a qualified plan) and the Washington Gas Light Company Defined Benefit Supplemental Executive Retirement Plan (a non-qualified plan).

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Terry D. McCallister	Pension Plan	13.5	$428,203
	Defined Benefit Supplemental Executive Retirement Plan	26.5	$7,186,490
Vincent L. Ammann, Jr.	Pension Plan	10.0	$269,599
	Defined Benefit Supplemental Executive Retirement Plan	18.0	$1,707,526
Adrian P. Chapman	Pension Plan	32.0	$847,854
	Defined Benefit Supplemental Executive Retirement Plan	30.0	$3,737,298
Gautam Chandra	Pension Plan	11.0	$213,864
	Defined Benefit Supplemental Executive Retirement Plan	19.0	$1,118,456
Ms. Thornton is not a participant under the Pension Plan nor the Defined Benefit Supplemental Executive Retirement Plan.

The following actuarial assumptions were used in determining the amounts set forth in the “Pension Benefits” table:

Measurement Date	September 30, 2013	September 30, 2012
Discount Rate
• DB SERP Plan	4.50%	4.00%
• Qualified Pension	5.00%	4.00%
Pre-retirement Mortality	None	None
Post-retirement Mortality	RP 2000 CH Projected to 2013 using Scale AA	RP 2000 CH Projected to 2012 using Scale AA
Retirement Age	65	65
Payment Form
• DB SERP Amount Earned After 12/31/2004	Actual 409A Lump Sum Election Reflecting a 3.00% Interest Rate	Actual 409A Lump Sum Election Reflecting a 2.5% Interest Rate
• Qualified Pension and Pre-409A DB SERP	Qualified Joint & Survivor Annuity	Qualified Joint & Survivor Annuity

For a discussion of the assumptions and methodologies used to calculate the amounts reported in the “Pension Benefits” table above, see the discussion contained in Note 10 (Pension and other Post-Retirement Benefit Plans) to the company’s Consolidated Financial Statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included as part of WGL Holdings’ 2013 Annual Report on Form 10-K filed with the SEC and incorporated herein by reference.

Summary of Retirement Benefits

Washington Gas provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. Retirement benefits provide post-employment security to our employees. As of the end of the fiscal year 2013, the following primary retirement benefit programs were available to the Named Executive Officers:

•

the Washington Gas Light Company Savings Plan (“401(k) Plan”), a tax-qualified defined contribution plan in which the Named Executive Officers participate on the same terms as our other participating employees;

•

the Washington Gas Light Company Employees’ Pension Plan (“Pension Plan”), a tax-qualified, non-contributory pension plan covering all active employees (including executive officers) and vested former employees of Washington Gas;

•

the Washington Gas Light Company Defined Benefit Supplemental Executive Retirement Plan (“DB SERP”), a non-qualified defined-benefit retirement plan which provides the Named Executive Officers a benefit up to 60% of the individual’s final average compensation, as determined under that plan;

•

the Washington Gas Light Company Defined Contribution Supplemental Executive Retirement Plan; and

•

the Washington Gas Light Company Defined Contribution Restoration Plan.

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Pension Plan

The Named Executive Officers each participate in the Pension Plan, except Ms. Thornton. The Pension Plan is a tax-qualified, non-contributory pension plan covering active employees (including certain executive officers) and vested former employees of Washington Gas. The Pension Plan is now closed to new entrants. Participation in the Pension Plan was closed: (i) to employees hired on or after January 1, 2009 who are covered under the collective bargaining agreements with the International Brotherhood of Teamsters and Office and Professional Employees International Union Local 2, (ii) to management employees first hired on or after July 1, 2009, (iii) to Hampshire Gas Company employees first hired on or after January 1, 2010, and (iv) to employees first hired on or after January 1, 2010 who are covered by the collective bargaining agreement between Washington Gas and the International Brotherhood of Electrical Workers, Local 1900. Instead of Pension Plan benefits, employees hired after the aforementioned dates receive an enhanced benefit in the form of an employer contribution under the company’s 401(k) plan or the Washington Gas Light Company Capital Appreciation Plan/Union Employees’ Savings Plan. This enhanced benefit provides a company contribution between 4%-6% of base compensation (depending on length of service) to subject employees. Executive officers receive this benefit on the same terms as our other participating employees. Ms. Thornton joined the company in 2011 and receives this enhanced 401(k) benefit.

The Pension Plan provides an unreduced retirement benefit at termination of employment at the normal retirement age of 65. A participant must have five years of accredited service under the Pension Plan to vest in a pension benefit. The Pension Plan accrued benefit is calculated using a formula based on accredited service and highest three years (High Three) of average compensation. High Three average compensation is the average of the employee’s rate of annual basic compensation on December 31 of each of three calendar years of accredited service preceding that reflects the employees highest compensation prior to the employee’s normal retirement date, early or disability retirement date, actual date of retirement or date of termination of employment, whichever is applicable. Annual basic compensation consists of the regular annual salary or wages of an employee, excluding bonuses, compensation for overtime or other extra or special compensation, but including commissions, bonuses and other forms of incentive compensation paid to salesmen. The rate of High Three average compensation is multiplied by the percentage rate that applies to the participant’s years of accredited service. Bargaining units representing certain Washington Gas employees have negotiated different percentages for their members. A change was made to the formula for calculating the retirement benefit for management employees and for employees covered by the collective bargaining agreement with the International Brotherhood of Electrical Workers, Local 1900 who retire on or after January 1, 2010 and for employees covered by Office and Professional Employees International Union Local 2 who retire on or after January 1, 2009. The retirement benefit for these employees will be determined by using the average of the retiree’s highest three years of earnings, rather than the average of the retiree’s last three years of earnings. The benefit for the International Brotherhood of Teamsters, Local 96 is still based on the employees last three years of final average compensation.

An early retirement benefit, discounted for age, is available to employees at age 55 with five years of accredited service. Employees age 55 or older having any combination of age and accredited service that equals 90 or more and employees with 30 years of accredited service may retire early without discounting their pension for age. As of the date of this proxy statement, of the Named Executive Officers, only Mr. Terry D. McCallister, our Chairman and Chief Executive Officer and Mr. Adrian P. Chapman, our President and Chief Operating Officer, are eligible to receive an early retirement benefit.

The normal form of pension benefit is a joint and survivor annuity for an employee with an eligible spouse and a single-life annuity for an unmarried employee. Participants may elect among various payment options that will be the actuarial equivalent of the normal form of retirement benefit. There is no lump sum optional form of payment under the current Pension Plan.

Defined Benefit Supplemental Executive Retirement Plan

Each of the Named Executive Officers, except Ms. Thornton, participates in the company’s Defined Benefit Supplemental Executive Retirement Plan (DB SERP) which is a non-qualified, unfunded defined benefit retirement plan. The purpose of the DB SERP is to provide an additional incentive to attract and retain key employees designated by the Board of Directors. The Board of Directors of Washington Gas designates participants in the DB SERP.

The DB SERP provides a retirement benefit that supplements the benefit payable under the Pension Plan. The benefit amount is based on years of benefit service and the average of the participant’s highest rates of annual basic compensation, including any short-term incentive awards, on December 31 of the three years out of the final five years of the participant’s service as a participant. Benefit service under the DB SERP consists of years of accredited service under the Pension Plan, plus the number of years of plan service under the DB SERP, to a maximum of 30 years. There is a vesting schedule for the benefit that varies depending upon the point in time the individual became a participant in the DB SERP.

At normal retirement, the DB SERP participant is entitled to an annual benefit equal to the participant’s vested percentage of an amount equal to 2% of final average compensation multiplied by the number of years of benefit service, reduced by the amount of the normal retirement benefit paid under the Pension Plan and the amount of any other supplemental pension benefit provided by Washington Gas. Participants in the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives, described elsewhere in this proxy statement, may earn extra years of benefit service under the DB SERP in certain events of termination following a change in control, up to the maximum of 30 years of benefit service.

The DB SERP provides an unreduced retirement benefit at termination of employment at the normal retirement age of 65. An early retirement benefit, discounted for age, is available to participants at age 55 with 10 years of benefit service. As of the date of this proxy statement, of the Named Executive Officers, only Mr. Terry D. McCallister, our Chairman and Chief Executive Officer and Mr. Adrian P. Chapman, our President and Chief Operating Officer, are currently eligible to receive an early retirement benefit under the DB SERP.

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A participant in the DB SERP can elect the same forms of benefit available under the Pension Plan, and in addition can elect a lump sum payment form. For DB SERP benefits earned through December 31, 2004, the lump sum amount is limited to the amount of the benefit attributable to short-term incentive compensation. For benefits earned on and after January 1, 2005, participants may elect a lump sum benefit in any percentage. The lump sum amount is an actuarial determination based on the participant’s life expectancy discounted using the yield on the zero-coupon U.S. Treasury security with maturity equal to the maturity of each year’s payment. The lump sum shall equal the sum of the discounted payments.

The DB SERP is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the company and a participant’s right to receive payments under the DB SERP will be no greater than the right of an unsecured general creditor of the company.

Defined Contribution Supplemental Executive Retirement Plan

The company’s Defined Contribution Supplemental Executive Retirement Plan (DC SERP) provides supplemental retirement benefits to executives and a select group of management or highly compensated employees who: (i) are not participants in the DB SERP; and (ii) are selected by the Board of Directors to participate in the DC SERP. Subject to certain conditions, the DC SERP provides the following benefits to participating employees: (i) a company credit equal to 6% of total pay (base salary and incentive pay); (ii) a matching credit equal to 4% of annual short-term incentive pay only; and (iii) an incentive credit equal to 4-6% of annual short-term incentive pay only depending on years of service. All participants will receive the company credit. Benefits will be credited each pay period to a bookkeeping account maintained on behalf of the participant. Participant accounts will be credited with notional earnings and reduced for notional losses based upon the performance of investment alternatives selected by participants. Benefits will be paid in a lump sum upon the participant’s termination of employment or disability (whichever occurs first). The DC SERP is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the company and a participant’s right to receive payments under the DC SERP will be no greater than the right of an unsecured general creditor of the company. Ms. Thornton is a participant in the DC SERP.

Defined Contribution Restoration Plan

The company’s Defined Contribution Restoration Plan (DC Restoration Plan) provides supplemental retirement benefits to employees: (i) who are not participants in the DB SERP; and (ii) whose base pay exceeds the limit set forth under IRS tax code section 401(a)(17) (i.e., $250,000 in 2012). Subject to certain conditions, the DC Restoration Plan provides the following benefits to participating employees: (i) a base pay matching credit equal to 4% of the portion of the participant’s base pay only that exceeds the code section 401(a)(17) limit, and (ii) a base pay restoration credit equal to 4-6% of the portion of the participant’s base pay only that exceeds the code section 401(a)(17) limit. The actual percentage is based on years of service. Benefits are credited each pay period to a bookkeeping account maintained on behalf of the participant. Participant accounts are credited with notional earnings and reduced for notional losses based upon the performance of investment alternatives selected by participants. Participants generally will be 100% vested in their DC Restoration Plan benefits at all times; however, if a participant is terminated due to a company-initiated action, a participant may have a different vested percentage if the participant has less than five years of service. Benefits will be paid in a lump sum upon a participant’s termination of employment or disability (whichever occurs first). The DC Restoration Plan is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the company and a participant’s right to receive payments under the DC Restoration Plan will be no greater than the right of an unsecured general creditor of the company. Ms. Thornton is a participant of the DC Restoration Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan for Certain Executives

Each of the Named Executive Officers listed in the Summary Compensation Table in this proxy statement participates in the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives (the “CIC Plan”). “Change in control” protections provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a change in control. The change in control provisions under the CIC Plan are effective during the period of one year prior to, and two years following, a change in control of WGL Holdings or Washington Gas Light Company. The CIC Plan incorporates the definition of a change in control as defined in the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Policy (“CIC Policy”). A change in control generally will occur under the CIC Policy in the event of:

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•

an acquisition of 30% or more of the voting stock of WGL Holdings or Washington Gas;

•

a change in the majority of the board of directors of WGL Holdings; or

•

a merger, reorganization, consolidation or sale of all or substantially all of the assets of WGL Holdings or Washington Gas.

Generally, during the one year prior and two years following a change in control the executive is entitled to base salary, annual incentives, savings and retirement plans, welfare benefit plans, expenses, fringe benefits, office and vacation, consistent with those in place prior to the change in control or available after the change in control if more beneficial.

Annual base salary is defined as the amount equal to the highest base salary rate in effect during the period beginning twelve months immediately preceding a change in control and ending on the date of the Named Executive Officer’s termination. The annual incentive bonus is equal to each executive’s target annual bonus for the fiscal year in which the Named Executive Officer’s employment is terminated. With respect to all the Named Executive Officers, if the Named Executive Officer is terminated during the effective period for reasons other than cause, or if the Named Executive Officer resigns for good reason, the Named Executive Officer is entitled to certain severance benefits. These benefits include:

•

salary replacement benefits equal to the sum of the executive’s annual base salary plus annual incentive bonus multiplied by three for Messrs. McCallister, Chapman, Ammann, and Ms. Thornton; and multiplied by two for Mr. Chandra;

•

the sum of any unpaid base salary and vacation pay through the termination date and the product of the executive’s annual bonus and a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365;

•

medical and dental replacement benefits for three years for Messrs. McCallister, Chapman, Ammann and Ms. Thornton; and such benefits for two years for Mr. Chandra;

•

an additional three years of benefit service under the SERP for Messrs. McCallister, Chapman and Ammann and Ms. Thornton (Mr. Chandra will receive an additional two years of such benefit service), provided, in no event shall such additional service when added to the executive’s SERP benefit service credit exceed the maximum of 30 years; and

•

outplacement services of up to $25,000; provided that such services are incurred by the executive within 12 months of his or her termination.

If a change in control payment exceeds the limit for deductible payments under Section 280G of the Internal Revenue Code by 10% or more, reimbursement will be made for the full amount of any excise taxes imposed on severance payments and any other payments under Section 4999 of the Internal Revenue Code and for all taxes due on the amount of that reimbursement. This excise tax gross-up provision is intended to preserve the level of change-in-control severance protections that we have determined to be appropriate. On November 17, 2010, the Board of Directors eliminated the reimbursement by the company of excise taxes imposed on such severance payments for any executive officers that become covered by the terms of the CIC Plan on or after January 1, 2011.

Under certain circumstances, following a change in control, between 50% to 100% of a Named Executive Officer’s outstanding performance share or performance unit awards would become fully vested at target levels upon certain qualified terminations of employment. Together, the CIC Plan and the CIC Policy provide that a “qualified termination” triggers the receipt of severance benefits. Generally, a “qualified termination” means any termination of employment by a participant in the CIC Plan that is not initiated by the company and that is caused by any one or more of the following events, if such event occurs during the change in control effective period:

•

assignment to the participant, without his or her consent, of duties inconsistent in any material respect with the executive’s then current position or duties (including, for Messrs. McCallister, Chapman, Ammann and Ms. Thornton, not having their current position at the most senior resulting entity following the change in control), or any other action by the company which would cause him or her to violate ethical or professional obligations, or which results in a significant diminution in such position or duties;

•

the participant, without his or her consent, being required to relocate to a principal place of employment that is both more than 35 miles from his or her existing principal place of employment, and farther from the participant’s current residence than his or her existing principal place of employment;

•

the company materially reduces, without his or her consent, the participant’s base salary rate or target bonus opportunity, or materially reduces the aggregate value of other incentives and retirement opportunity, or fails to allow the participant to participate in all welfare benefit plans, incentive, savings and retirement plan, fringe benefit plans and vacation benefits applicable to other senior executives; or

•

the company fails to obtain a satisfactory agreement from any successor entity to assume and agree to perform the company’s obligations to the Named Executive Officer under the CIC Plan.

A Named Executive Officer will not be able to receive severance benefits for a qualified termination if the executive continues in employment with the company for more than 90 days following the later of the occurrence or knowledge of an event or events that would constitute a qualified termination. Also, the Named Executive Officer will not be entitled to receive severance benefits under the CIC Plan if the Named Executive Officer’s employment with the company terminates because of a change in control and the Named Executive Officer accepts employment, or has the opportunity to continue employment, with a successor entity (other than under terms and conditions which would constitute a qualified termination).

The levels of change-in-control payments were developed in prior years and were either reaffirmed or adjusted after a thorough re-evaluation of such protection by the Human Resources Committee of the Board of Directors (the “HR Committee”) in 2006. That re-evaluation included input from the HR Committee’s executive compensation adviser and considered both market practice and best practice. The circumstances and payments of compensation following a change in control are provided by the CIC Plan. In approving the CIC Plan, the HR Committee considered data provided by its adviser regarding competitive market practices regarding change-in-control benefits for senior executives. The HR Committee also considered the corporate and shareholder value of retaining certain executives following a change-in-control. The multiples of pay for various levels of officers reflect the HR Committee’s judgment that those levels are fair, appropriate and reasonable for each officer.

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In determining the appropriate payment and benefit levels under the CIC Plan, the HR Committee also considered the potential importance of retaining certain executives following a change-in-control to assist in a successful transition to a new organization and management. The CIC Plan is intended in part to provide some protection of employment and benefits for executives who agree to remain with a new organization following a change-in-control. The CIC Plan is a material part of our total compensation program. Each component of this program, including base salary, incentives, retirement benefits and the CIC Plan, has been designed to meet certain unique purposes. In the absence of a CIC Plan, it is unlikely that other elements of the total compensation program would have been different to offset the risk posed by the lack of a CIC Plan. The reason for this is that no other element of compensation can achieve the aims of the CIC Plan.

The severance benefits available under the CIC Plan are not additive or cumulative to severance or termination benefits that a Named Executive Officer might also be entitled to receive under the terms of any other arrangement or agreement with the company. As a condition of participating in the CIC Plan, the Named Executive Officer must expressly agree that the CIC Plan supersedes all prior plans or agreements providing for severance benefits.

The following table lists the amounts the Named Executive Officers were eligible to receive from the company under the CIC Plan if a change in control had occurred and the Named Executive Officer’s employment was terminated either involuntarily without cause or as a result of a good reason termination effective as of September 30, 2013, the end of our 2013 fiscal year. The amounts would be payable in a single lump sum and, to the extent required to comply with Section 409A of the Internal Revenue Code, would not be paid to the Named Executive Officer prior to the date that is six months from the date of termination. The calculations in the table below are based on a common stock price equal to $42.71 per share which was the closing price of WGL Holdings common stock on September 30, 2013, which was the last trading day of fiscal year 2013.

Incremental Payments Due to Change-In-Control*

(ASSUMING TERMINATION OF EMPLOYMENT ON SEPTEMBER 30, 2013)

Payments Due to Change In Control	McCallister	Ammann	Chapman	Thornton	Chandra
Cash severance	$4,440,000	$2,069,250	$2,808,750	$1,620,000	$1,240,000
Add’l value due to vesting of unvested perf. shares and units	$3,610,102	$1,142,085	$1,913,065	$714,302	$903,132
Additional SERP amount due to vesting and service credits	$1,160,436	$1,330,035	$0	$40,773	$1,311,433
Medical and dental continuation	$41,619	$54,897	$41,619	$19,614	$42,289
Outplacement (maximum)	$25,000	$25,000	$25,000	$25,000	$25,000
Sec 280G excise tax and related gross-up (paid to IRS)**	$4,267,300	$2,126,900	$2,148,800	$0	$1,647,600
TOTAL	$13,544,457	$6,748,167	$6,937,234	$2,419,689	$5,169,454

*

SERP calculations were made using a 6.5% discount rate. Medical and dental continuation amounts are estimates. As a result, the Section 280G excise tax and related gross-up amounts have been rounded.

**

This amount represents a reimbursement to the executive to cover the excise tax paid to the Internal Revenue Service on the change-in-control benefits. Ms. Thornton is not eligible for a tax gross-up because the Board of Directors eliminated this benefit for any employees that became covered under the CIC Plan after January 1, 2011.

All severance benefits payable under the CIC Plan are subject to each participant’s compliance with a post-employment restrictions policy. The policy defines the scope of restrictions that will apply to post-employment actions undertaken by executives who receive severance benefits following a termination of employment. The policy is intended to protect (i) confidential information belonging to the company that the executive had access to and possesses due to the nature of his or her position and (ii) the competitive business operations of the company. The restrictions under the policy last for one year following the executive’s date of termination. The policy prohibits any terminated Named Executive Officer that receives the severance benefits described above from soliciting employees or customers and disclosing “confidential information.” For the purposes of the policy, “confidential information” includes, but is not limited to non-public information regarding computer programs, discoveries or improvements, marketing, manufacturing, or organizational research and development, or business plans; sales forecasts; personnel information, including the identity of employees, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property.

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Incremental Payments Due to Other Terminations

The company has no employment contracts and no guaranteed severances for terminations other than upon a change of control. Upon retirement, vesting of performance shares and units is at the discretion of the Human Resources Committee of the board of directors. The Human Resources Committee has historically not vested such awards upon retirement.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information regarding compensation plans under which common stock may be issued to employees and non-employees as compensation as of September 30, 2013. The company currently has three such plans: the Directors’ Stock Compensation Plan, the 1999 Incentive Compensation Plan and the WGL Holdings, Inc. Omnibus Incentive Compensation Plan. Effective March 1, 2007, no further awards will be made under the 1999 Incentive Compensation Plan. Total shares shown in the below table include 113,626 shares available for future issuance under the Directors’ Stock Compensation Plan and 1,054,437 shares available for issuance under the Omnibus Incentive Compensation Plan. Performance shares that may be issued under the Omnibus Incentive Compensation Plan are calculated under a formula that enables a determination of the minimum and maximum number of performance shares that may be issued. This formula is further described above in this proxy statement in the Compensation Discussion and Analysis section under the caption, “Long-Term Incentive Compensation.”

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	26,372	$31.34	1,141,691
Equity compensation plans not approved by security holders	0	0	0
TOTAL	26,372	$31.34	1,141,691

*

The number of securities remaining available for future issuance under the WGL Holdings, Inc. Omnibus Incentive Compensation Plan is reduced upon the issuance of securities, not at the time of grant.

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PROPOSAL 2    ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote from shareholders to approve the compensation awarded to certain executives, as required by Section 14A of the Securities Exchange Act of 1934. Because the required vote is advisory, it will not be binding upon the Board of Directors.

The company has in place comprehensive executive compensation programs. The proxy statement fully discloses all material information regarding the compensation of the company’s named executive officers, so that shareholders can evaluate the company’s approach to compensating its executives. The company and the Human Resources Committee of the Board of Directors continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The company will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders and encourage executives to retain ownership of a significant portion of WGL Holdings stock they receive as compensation. Please refer to the section entitled, “Compensation of Executive Officers” and the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of the company’s executive compensation practices and philosophy.

The Board of Directors has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board of Directors modifies this policy, the next advisory vote on executive compensation will be at our 2015 Annual Meeting of Shareholders.

You have the opportunity to vote “for”, “against” or “abstain” from voting on the following resolution relating to executive compensation:

“RESOLVED, that the holders of WGL Holdings, Inc. common stock approve the compensation of the company’s executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in the proxy statement.”

Board of Directors’ Recommendation — The Board of Directors recommends that shareholders vote “FOR” the foregoing resolution for the following reasons:

•

Data shows that our philosophy of paying at the size-adjusted 50th percentile of the utilities marketplace is conservative compared to general industry.

•

Our pay program is heavily performance-based. Our short-term incentives reward performance against more than a dozen investor and customer measures, and has paid out zero in prior years if our performance did not meet our pre-set goals. Our long-term incentive program is aligned to shareholder interests through its focus on peer group total shareholder return; it pays out commensurate with our stock performance against other utilities.

•

We have not granted stock options since October 1, 2006 and have never backdated or re-priced stock options.

•

Our use of perquisites is modest.

•

We have adopted a clawback provision that would lead to recoupment of short-term incentives in the event we found they had been awarded based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

•

We have adopted an anti-hedging and pledging policy for our executives and independent directors.

•

It is not our custom to use employment contracts and we have none outstanding.

•

Our change-in-control severance is at market level and designed to enable the company to maintain a stable executive team in the face of a possible business combination.

•

Our Human Resources Committee, which oversees executive compensation, uses an executive compensation adviser who reports directly to that committee and whom the Human Resources Committee has determined to be independent.

For the above reasons, the Board of Directors recommends that shareholders vote “FOR” proposal 2.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the company is composed of four directors who are not employees of the company. Members of the committee are independent under rules of the Securities and Exchange Commission and the New York Stock Exchange. The names of the members of this committee as of the date of this proxy statement appear at the end of this report.

The Audit Committee oversees the company’s financial reporting process on behalf of the company’s Board of Directors and is directly responsible for the appointment, compensation and oversight of the company’s independent public accountants. The committee maintains a charter that outlines its responsibilities. The committee met five times during fiscal year 2013.

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and rules of the New York Stock Exchange with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with the company’s independent public accountants. The Audit Committee and the company’s full board of directors are committed to compliance with all provisions of that statute and related regulations. Further actions have been taken by the Audit Committee and the board of directors as statutory and regulatory provisions became effective for audit committees and independent auditors.

The Audit Committee reviewed and discussed the company’s audited financial statements with management of the company and the independent public accountants. The Audit Committee discussed with the company’s internal auditor and the independent public accountants the overall scope and specific plans for their respective audits and the adequacy of the company’s internal controls.

The Audit Committee discussed with the independent public accountants those matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board. The committee received the written disclosures and the letter from the independent public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended September 30, 2013, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
George P. Clancy, Jr. (Chair)
Linda R. Gooden
James F. Lafond
Debra L. Lee

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FISCAL YEARS 2013 AND 2012 AUDIT FIRM FEE SUMMARY

Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm, billed the company the following fees for fiscal years 2013 and 2012:

	2013	2012
Audit Fees	$2,288,587	$2,067,503
Audit Related Fees	0	0
Tax Fees	25,000	25,000
All Other Fees	0	0
TOTAL FEES	$2,313,587	$2,092,503

Services Provided by Deloitte & Touche LLP

All services rendered by Deloitte are permissible under applicable laws and regulations and were pre-approved by the Audit Committee, or by the Chair of the Audit Committee by delegated authority as required by law. The fees paid to Deloitte for services are described in the above table under the categories listed below.

1)

Audit Fees — These are fees for professional services performed by Deloitte for the audit of the company’s annual financial statements and review of financial statements included in the company’s quarterly filings on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements. For fiscal years 2013, and 2012 the total audit fees include $570,555 and $629,463 respectively, to perform an assessment of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

2)

Audit-Related Fees — These are fees for services performed by Deloitte related to the audit.

3)

Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes review of tax returns for the company and its consolidated subsidiaries.

4)

All Other Fees — These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the company’s consolidated financial statements and the assessment of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Pre-approval policy for audit and non-audit services

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the company by its independent auditors must be pre-approved by the Audit Committee. The Sarbanes-Oxley Act of 2002 permits the Audit Committee to delegate to one of its members the authority to approve audit and non-audit services by the company’s independent auditors when the Audit Committee is not in session. In October 2003, the Audit Committee adopted a policy that allowed the Chair of the Audit Committee to approve those services between meetings if the fees for the services did not exceed $100,000. Under the policy, the Chair of the Audit Committee reported as soon as possible to the other Audit Committee members if the Chair was required to use this delegated authority between Audit Committee meetings.

In August 2011, the Audit Committee amended this policy. Effective August 3, 2011, the Chair of the Audit Committee may approve audit related services provided by the company’s independent auditors between meetings of the Audit Committee if the fees for the services do not exceed $100,000. The Chair of the Audit Committee will report as soon as possible to the other Audit Committee members if the Chair is required to use this delegated authority between Audit Committee meetings. However, under the policy, the entire Audit Committee must approve any non-audit related services to be provided by the company’s independent auditors prior to the provision of such services. All services reported in the preceding schedule for fiscal years 2013 and 2012 were pre-approved by either the full Audit Committee or by the Chair of the Audit Committee, by delegated authority.

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PROPOSAL 3    RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At a meeting held on November 18, 2013, the Audit Committee of the Board of Directors appointed the firm of Deloitte & Touche LLP, independent public accountants, to audit the books, records and accounts of the company for fiscal year 2014. The board of directors recommends that the shareholders ratify this appointment.

In the event shareholders do not ratify this appointment, the Audit Committee will reconsider its selection, but still may determine that the appointment of Deloitte & Touche LLP is in the best interests of the company and its shareholders. Even if the appointment of Deloitte & Touche LLP is ratified by shareholders, the Audit Committee, in its discretion, may appoint different independent public accountants at anytime during the year if the Audit Committee determines that such a change would be in the best interests of the company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” Proposal 3.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.   Who is soliciting my vote?

The Board of Directors of WGL Holdings, Inc. (sometimes referred to herein as the “Board”) is soliciting your vote for the WGL Holdings, Inc. 2014 Annual Meeting of Shareholders.

2.   When will the meeting take place?

The Annual Meeting will be held on Thursday, March 6, 2014 at 10:00 a.m., Eastern Time, at the National Press Club, 529 14th St., N.W.; Washington, D.C. 20045.

3.   What is the purpose of the Annual Meeting?

You will be voting on:

•

the election of each of the nine nominees named herein as directors of WGL Holdings;

•

the approval, by non-binding vote, of compensation paid to certain executive officers;

•

the ratification of the selection of Deloitte & Touche LLP as our auditors for the fiscal year ending September 30, 2014; and

•

any other business that may properly come before the meeting.

4.   What are the Board of Directors’ recommendations?

The Board recommends a vote:

1.

for the election of each of the nine directors nominated by our Board of Directors and named in the proxy statement;

2.

for the approval, on a non-binding basis, of compensation paid to certain executive officers; and

3.

for the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for fiscal year 2014.

We do not expect any other items of business to be brought before the annual meeting because the deadlines for stockholder proposals and director nominations have already passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card to vote your shares with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

5.   Who is entitled to vote at the Annual Meeting?

The Board of Directors set January 6, 2014 as the record date for the Annual Meeting (the “Record Date”). All shareholders who owned WGL Holdings common stock at the close of business on January 6, 2014, may attend and vote at the Annual Meeting and any postponements or adjournments thereof.

6.   Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the United States Securities and Exchange Commission (the “SEC”), instead of mailing printed copies of proxy materials, we are permitted to furnish proxy materials, including this proxy statement and our fiscal year 2013 Annual Report, to our shareholders by providing a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”). Most shareholders will not receive printed copies of the proxy materials unless they request them. The Notice instructs you as to how you may access proxy materials on the Internet and how you may submit your proxy via the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

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7.   Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to: (i) vote by Internet, (ii) vote by telephone, (iii) request and return a paper proxy card or voting instruction card.

8.   Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

If you previously elected to access proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents and help us conserve natural resources. Enrollment for electronic delivery is effective until cancelled.

9.   How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

10.   What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

11.   How many votes must be present to hold the Annual Meeting?

A majority of our issued and outstanding shares entitled to vote at the Annual Meeting as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

As of the record date, there were 51,859,010 shares of WGL Holdings common stock outstanding.

12.   How many votes are required to elect directors and adopt the other proposals?

Proposal 1 – Election of Directors. Directors are elected by a plurality vote. Therefore, director nominees receiving the greatest number of “FOR” votes cast will be elected. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 2 – Advisory Vote on Executive Compensation. This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions and, if applicable, broker non-votes, are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 3 – Ratification of Independent Auditors. This proposal requires an affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

13.   What if I don’t give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•

Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•

Return a signed proxy card but do not indicate how you wish to vote,

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then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the Annual Meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved. Thus, broker non-votes will not affect the outcome of the election of directors, approval of the company’s executive compensation or the ratification of the appointment of independent auditors.

Your broker will vote your street name shares at the Annual Meeting with respect to: (i) the election of directors and (ii) approval of the company’s executive compensation, only if you instruct your broker how to vote. You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to Proposal 1 and Proposal 2.

Your broker, at his or her discretion, may vote your street name shares on the ratification of the independent auditors if you do not provide voting instructions.

14.   Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of WGL Holdings specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

15.   What does it mean if I receive more than one Notice, proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

16.   Are there other matters to be acted upon at the meeting?

WGL Holdings does not know of any matter to be presented at the Annual Meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the Annual Meeting, Terry D. McCallister, Chairman and Chief Executive Officer, Adrian P. Chapman, President and Chief Operating Officer, and Vincent L. Ammann, Jr., Vice President and Chief Financial Officer (collectively referred to as the “proxyholders”) will have the discretion to vote your shares, if you complete and return a proxy. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, shareholders may not present any additional proposals at the Annual Meeting.

17.   Who is paying for the solicitation of proxies?

WGL Holdings is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of WGL Holdings common stock. We have engaged the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $5,500, not including incidental expenses.

18.   What if I have any questions about voting, electronic delivery or Internet voting?

Questions regarding voting, electronic delivery or Internet voting should be directed to the Corporate Secretary of WGL Holdings at 202-624-6550 or e-mail address, aphillips@washgas.com.

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How Do I Vote?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on March 5, 2014.

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to WGL Holdings c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

Washington Gas Light Company Savings and Capital Appreciation Plans

If you participate in either the Washington Gas Light Company Savings or Capital Appreciation Plan (the “401(k) plans”) and you own WGL Holdings common stock in one of those plans, your proxy card will serve as a voting instruction to the 401(k) plan trustee. If you are also a shareholder of record outside of the 401(k) plans, your proxy card (or Internet or telephone vote) will vote both your record shares and your 401(k) plan shares, as long as your registration information is identical in both accounts. For example, if your registered stock account is in your single name and also lists the same address as your 401(k) account, you should receive one proxy card, or Notice for both the 401(k) plan shares and for the shares held by our transfer agent. However, if your shares held by the transfer agent are in joint names, or at a different address, you will receive separate proxy materials for each account. To allow sufficient time for voting by the administrator of the 401(k) plans, your voting instructions must be received by 11:59 p.m. Eastern Time on February 28, 2014.

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OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if any other matters come before the meeting, it is the intention of the proxyholders, who are named in the proxy card and elsewhere in this proxy statement, to vote in accordance with their best judgment on such matters. The annual report for fiscal year 2013, including financial statements, was posted to our web site www.wglholdings.com on January 23, 2014.

Upon written request, the company will furnish without charge a copy of its most recent annual report on Form 10-K. Please direct these requests to: Director of Investor Relations, WGL Holdings, Inc., 101 Constitution Ave., N.W., Washington, D.C. 20080.

Shareholder Proposals For the Next Annual Meeting

Any shareholder who wishes to submit a proposal for inclusion in the company’s proxy statement for the annual meeting of shareholders to be held in year 2015 (expected to be held in March 2015) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 must submit that proposal so it is received by the company’s Corporate Secretary no later than the close of business on September 25, 2014. To be included in the company’s proxy statement, the shareholder proposal must meet the requirements of the applicable rules of the Securities and Exchange Commission. Proposals should be addressed to: Corporate Secretary, WGL Holdings, Inc., 101 Constitution Ave., N.W., Washington, D.C. 20080.

Other business matters to be brought by shareholders, including any nominations for board membership, can only be considered at the shareholder meeting in accordance with advance notice provisions of the company’s bylaws. Notice of these matters must be received by the company’s Corporate Secretary not less than sixty (60) calendar days prior to the scheduled date of the next annual meeting of shareholders, or January 5, 2015, assuming the next annual meeting of shareholders is held on March 6, 2015. Notice of such matters should be addressed to: Corporate Secretary, WGL Holdings, Inc., 101 Constitution Ave., N.W., Washington, D.C. 20080. A copy of the bylaws which describes the advance notice procedures can be obtained from the Corporate Secretary at the address shown in this paragraph.

By order of the board of directors,
Arden T. Phillips
Corporate Secretary and Governance Officer
January 23, 2014

WGL HOLDINGS, INC. – 2014 Proxy Statement   47

Our History. Our Purpose. Our Future.

Washington Gas was founded to improve the quality of life in our nation’s capital. Today, 165 years later, WGL Holdings, Inc. (WGL) has more than 1,300 employees working with the same passion and commitment of our founders to improve quality of life by delivering clean and efficient energy solutions to Washington and the nation. Today – as it was in 1848 – this commitment is in the best interest of our customers, shareholders and the communities we serve.

Our vision – WGL is to be the preferred source of clean and efficient energy solutions that produce value for our customers, investors and communities.

Our promise – We are the clean energy experts. We deliver solutions for a sustainable future.

WGL is…

DIVERSITY

We create value through the diversity of our solutions, markets and people.

INNOVATION

We innovate to drive performance safety and reliability.

SERVICE

We build trust and preference through collaboration, leadership and outstanding service.

SUSTAINABILITY

We advance the sustainability of our business, the customers and communities we serve, and the environment.

PERFORMANCE

We deliver clean and efficient energy solutions that are both visible and valued.

WGL is the Energy Answers company.

WGL Holdings, Inc

WGL HOLDINGS, INC.
101 CONSTITUTION AVENUE, N.W.
WASHINGTON, D.C. 20080

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on March 5, 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on March 5, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64647-P45207 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WGL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael D. Barnes
02) George P. Clancy, Jr.
03) James W. Dyke, Jr.
04) Melvyn J. Estrin
05) Nancy C. Floyd
06) Linda R. Gooden
07) James F. Lafond
08) Debra L. Lee
09) Terry D. McCallister

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Proposal to approve, by non-binding vote, compensation paid to certain executive officers.	☐	☐	☐
3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2014.	☐	☐	☐

4. In their discretion, upon such other business properly brought before the meeting or any adjournment thereof.

For address changes/comments, mark here. ☐
(see reverse for instructions)

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted: "FOR" items 1, 2 and 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M64648-P45207

WGL HOLDINGS, INC.
Annual Meeting of Shareholders
March 6, 2014
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Terry D. McCallister, Adrian P. Chapman, and Vincent L. Ammann, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of WGL Holdings, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at the National Press Club, 529 14th St., N.W., Washington, D.C. 20045 on Thursday, March 6, 2014, at 10:00 a.m., Eastern Time and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED: "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS; AND "FOR" PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side